                                                                    EXHIBIT 99.1

                         AGREEMENT AND PLAN OF MERGER


                                    AMONG

                             SVERDRUP CORPORATION

                      JACOBS ENGINEERING GROUP INC., AND

                           JACOBS ACQUISITION CORP.







                         DATED AS OF DECEMBER 21, 1998
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                               TABLE OF CONTENTS

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TABLE OF DEFINITIONS.................................................................. vi

ARTICLE 1  THE MERGER.................................................................  1

 SECTION 1.1. The Merger..............................................................  1

 SECTION 1.2. Conversion of Shares....................................................  2

 SECTION 1.3. Payment of Initial Aggregate Merger Consideration, Initial
          Aggregate Company Option Consideration and Initial Aggregate Redeemed
          Company Shares Consideration................................................  3

 SECTION 1.4. Escrow Amount...........................................................  6

 SECTION 1.5. Payment of Deferred Consideration.......................................  8

 SECTION 1.6. Dissenting Shares....................................................... 13

 SECTION 1.7. Stock Options........................................................... 13

 SECTION 1.8. Certain Redeemed Shares................................................. 14

 SECTION 1.9. Payments with Respect to Certain Shares................................. 14

ARTICLE 2  THE SURVIVING CORPORATION.................................................. 14

 SECTION 2.1. Articles of Incorporation............................................... 14

 SECTION 2.2. Bylaws.................................................................. 15

 SECTION 2.3. Directors and Officers.................................................. 15

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................. 15

 SECTION 3.1. Corporate Existence and Power........................................... 15

 SECTION 3.2. Subsidiaries............................................................ 16

 SECTION 3.3. Corporate Records....................................................... 16

 SECTION 3.4. Corporate Authorization................................................. 16

 SECTION 3.5. Governmental Authorization.............................................. 17

 SECTION 3.6. Non-Contravention....................................................... 17

 SECTION 3.7. Capitalization.......................................................... 18

 SECTION 3.8. Company Reports and Financial Statements................................ 19
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 SECTION 3.9. Receivables............................................................. 19

 SECTION 3.10. Absence of Undisclosed Liabilities..................................... 20

 SECTION 3.11. Information Supplied................................................... 20

 SECTION 3.12. Absence of Certain Changes............................................. 20

 SECTION 3.13. Litigation............................................................. 21

 SECTION 3.14. Employee Benefit Plans................................................. 21

 SECTION 3.15. Taxes.................................................................. 24

 SECTION 3.16. Compliance with Laws................................................... 25

 SECTION 3.17. Takeover Statutes...................................................... 26

 SECTION 3.18. Finders' Fees.......................................................... 26

 SECTION 3.19. Environmental Matters.................................................. 26

 SECTION 3.20. Insurance; Bonds....................................................... 27

 SECTION 3.21. Labor and Employment Matters........................................... 27

 SECTION 3.22. Material Contracts..................................................... 28

 SECTION 3.23. Related Party Transactions............................................. 31

 SECTION 3.24. Real Estate............................................................ 31

 SECTION 3.25. Government Contracting................................................. 33

 SECTION 3.26. Foreign Corrupt Practices.............................................. 34

 SECTION 3.27. Year 2000.............................................................. 34

 SECTION 3.28. Intellectual Property.................................................. 34

 SECTION 3.29. Title to Assets........................................................ 35

 SECTION 3.30. Accuracy and Completeness of Securityholders' Schedules................ 35

 SECTION 3.31. No Other Representations............................................... 35

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF JACOBS................................... 36

 SECTION 4.1. Corporate Existence and Power........................................... 36

 SECTION 4.2. Corporate Authorization................................................. 36

 SECTION 4.3. Governmental Authorization.............................................. 37
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                                       ii
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 SECTION 4.4. Non-Contravention.......................................................37

 SECTION 4.5. Jacobs SEC Reports and Financial Statements.............................37

 SECTION 4.6. Absence of Undisclosed Liabilities......................................38

 SECTION 4.7. Information Supplied....................................................38

 SECTION 4.8. Absence of Certain Changes..............................................39

 SECTION 4.9. Financing...............................................................39

ARTICLE 5  COVENANTS OF THE COMPANY...................................................39

 SECTION 5.1. Confidentiality.........................................................39

 SECTION 5.2. Conduct of the Company..................................................39

 SECTION 5.3. Advice of Changes.......................................................41

 SECTION 5.4. Merger Approval; Proxy Materials; Fiduciary Out.........................41

 SECTION 5.5. Acquisition Proposals...................................................42

 SECTION 5.6. Access to Information...................................................43

 SECTION 5.7. Notices of Certain Events...............................................43

 SECTION 5.8. HSR Act Filing..........................................................44

 SECTION 5.9. Return of Information...................................................44

ARTICLE 6  COVENANTS OF JACOBS........................................................44

 SECTION 6.1. Confidentiality.........................................................44

 SECTION 6.2. Conduct of Jacobs.......................................................44

 SECTION 6.3. Access to Information...................................................43

 SECTION 6.4. Obligations of Merger Subsidiary........................................43

 SECTION 6.5. Notices of Certain Events...............................................45

 SECTION 6.6. Employee Benefits.......................................................45

 SECTION 6.7. Indemnification.........................................................46

 SECTION 6.8. HSR Act Filing..........................................................47

 SECTION 6.9. Return of Information...................................................47
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ARTICLE 7  COVENANTS OF JACOBS AND THE COMPANY........................................47

 SECTION 7.1. Reasonable Best Efforts.................................................47

 SECTION 7.2. Certain Filings.........................................................47

 SECTION 7.3. Proxy Statement.........................................................48

 SECTION 7.4. Publicity...............................................................48

 SECTION 7.5. Further Assurances......................................................48

ARTICLE 8  CONDITIONS TO THE MERGER...................................................48

 SECTION 8.1. Conditions to the Obligations of Each Party.............................48

 SECTION 8.2. Conditions to Obligations of Jacobs.....................................49

 SECTION 8.3. Conditions to Obligations of the Company................................50

ARTICLE 9  TERMINATION................................................................51

 SECTION 9.1. Termination.............................................................51

 SECTION 9.2. Procedure Upon Termination

 SECTION 9.3. Termination Fee Payable by the Company..................................52

 SECTION 9.4. Termination Fee Payable by Jacobs.......................................53

ARTICLE 10  MISCELLANEOUS.............................................................53

 SECTION 10.1. Notices................................................................53

 SECTION 10.2. Survival of Representations and Warranties and Covenants...............54

 SECTION 10.3. Appointment of Securityholder Committee................................54

 SECTION 10.4. Amendments; No Waivers.................................................55

 SECTION 10.5. Expenses...............................................................56

 SECTION 10.6. Entire Agreement/No Third Party Beneficiaries..........................56

 SECTION 10.7. Waivers................................................................56

 SECTION 10.8. Amendments, Supplements or Modifications...............................56

 SECTION 10.9. Successors and Assigns.................................................56

 SECTION 10.10. Governing Law.........................................................57
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 SECTION 10.11. Exclusive Jurisdiction................................................57

 SECTION 10.12. Disclosure Schedules..................................................57

 SECTION 10.13. Counterparts; Effectiveness...........................................57

 SECTION 10.14. Severability..........................................................57

 SECTION 10.15. Incorporation of Exhibits and Schedules...............................57

 SECTION 10.16. Headings..............................................................58

 SECTION 10.17. Knowledge.............................................................58

 SECTION 10.18. Construction..........................................................58
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                                       v
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                                     TABLE OF DEFINITIONS
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     1999 Earnout Payment..........................................................Section 1.5.(a)(i)
     1999 Jacobs Stock Price.......................................................Section 1.5.(a)(iv)
     2000 Earnout Payment..........................................................Section 1.5.(a)(ii)
     2000 Jacobs Stock Price.......................................................Section 1.5.(a)(v)
     2001 Earnout Payment..........................................................Section 1.5.(a)(iii)
     2001 Jacobs Stock Price.......................................................Section 1.5.(a)(vi)
     Acquisition Proposal..........................................................Section 5.5.(a)
     Aggregate Options Exercise Price..............................................Section 1.2.
     Aggregate Redeemed Shares Price...............................................Section 1.2.
     Bid...........................................................................Section 3.22.
     Board Action..................................................................Section 5.3.(c)
     Client Contract...............................................................Section 3.22.(c)
     Closing.......................................................................Section 1.1.(b)
     Closing Date..................................................................Section 1.1.(b)
     Closing Price.................................................................Section 1.5.(a)(vii)
     Code..........................................................................Section 3.14.(c)
     Committee Chairman............................................................Section 10.3.(b)
     Company.......................................................................Introduction
     Company Balance Sheet.........................................................Section 3.8.
     Company Balance Sheet Date....................................................Section 3.8.
     Company Benefit Arrangements..................................................Section 3.14.(d)
     Company Common Stock..........................................................Section 1.2.(a)
     Company Disclosure Schedule...................................................Article 3.
     Company Financial Statements..................................................Section 3.8.
     Company Material Adverse Effect...............................................Section 3.1.
     Company Option................................................................Section 1.7.(a)
     Company Plans.................................................................Section 3.14.(a)
     Company Reports...............................................................Section 3.8.
     Company Securities............................................................Section 3.7.(b)
     Company Shareholder Meeting...................................................Section 5.4.(a)
     Company Subsidiaries..........................................................Section 3.2.
     Competing Proposal............................................................Section 5.5.(b)
     Confidentiality Letter........................................................Section 5.1.
     Contracts.....................................................................Section 3.22.(a)(x)
     Deferred Consideration........................................................Section 1.5.(a)(viii)
     Deferred Consideration Letter of Transmittal..................................Section 1.5.(b)(i)
     Dissenting Shares.............................................................Section 1.6.
     DOJ...........................................................................Section 5.8.
     Earnout Payments..............................................................Section 1.5.(a)(ix)
     Effective Time................................................................Section 1.1.(b)
     Eligible Holder...............................................................Section 1.5.(a)(x)
     Environmental Law.............................................................Section 3.19.
     ERISA.........................................................................Section 3.14.(a)
     ERISA Affiliate...............................................................Section 3.14.(c)
     Ernst & Young.................................................................Section 3.18.
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                                       vi
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     Escrow........................................................................Section 1.4.(a)
     Escrow Agent..................................................................Section 1.4.(a)
     Escrow Agreement..............................................................Section 1.4.(a)
     Escrow Amount.................................................................Section 1.4.(a)
     Exchange Agent................................................................Section 3.11.(a)
     Exchange Act..................................................................Section 3.5.
     Excluded Shares...............................................................Section 1.2.(c)
     Facilities....................................................................Section 3.24.(a)(ii)
     Fixed Expense Fee.............................................................Section 9.3.
     Fixed Price Construction Contracts............................................Sectoin 3.22.(a)(i)
     Flexi-Trust...................................................................Section 1.9.
     FOCI..........................................................................Section 3.25.(c)
     FTC...........................................................................Section 5.8.
     GAAP..........................................................................Section 3.8.
     GBCL..........................................................................Section 1.1.(a)
     Government....................................................................Section 3.15.(d)
     Government Authority..........................................................Section 3.22.
     Government Contract...........................................................Section 3.22.
     Hazardous Substance...........................................................Section 3.19.
     Houlihan Lokey................................................................Section 3.4.
     HSR Act.......................................................................Section 3.5.
     Indemnitees...................................................................Section 6.6.(a)
     Initial Aggregate Consideration...............................................Section 1.2.(c)
     Initial Company Option Consideration..........................................Section 1.7.(a)
     Initial Per Share Merger Consideration........................................Section 1.2.(c)
     Initial Redeemed Company Shares Consideration.................................Section 1.8.
     Intellectual Property Rights..................................................Section 3.28.
     ISO Plan......................................................................Section 1.7.(a)
     Jacobs........................................................................Introduction
     Jacobs Balance Sheet..........................................................Section 4.5.
     Jacobs Balance Sheet Date.....................................................Section 4.5.
     Jacobs Disclosure Schedule....................................................Article 4.
     Jacobs Financial Statements...................................................Section 4.5.
     Jacobs Material Adverse Effect................................................Section 4.1.
     Jacobs SEC Reports............................................................Section 4.5.
     Jacobs Stock..................................................................Section 1.5.(a)(xi)
     Jacobs Subsidiaries...........................................................Section 4.1.
     Leased Property...............................................................Section 3.24.(a)(ii)
     Leases........................................................................Section 3.24.(a)(ii)
     Legal Proceeding..............................................................Section 3.13.
     Lien..........................................................................Section 3.6.
     Loss Contract.................................................................Section 3.22.(c)(vi)
     Losses........................................................................Section 1.4.(c)
     Merger........................................................................Section 1.1.(a)
     Merger Approval...............................................................Section 5.4.(a)
     Merger Subsidiary.............................................................Introduction
     Missouri Secretary of State...................................................Section 1.1.(b)
     Net Risk Dollars Amount.......................................................Section 1.4.(c)
     NYSE..........................................................................Section 1.5(a)(vii)
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     Other Proposal................................................................Section 5.3.(c)
     Owned Property................................................................Section 3.24.(a)(i)
     Payment Agreement.............................................................Section 3.1.(a)
     Pension Plans.................................................................Section 3.14.(b)
     Percentage Interest...........................................................Section 1.54.(a)(xii)
     Person........................................................................Section 1.5.(a)(xiii)
     Plan(s).......................................................................Section 3.14.(a)
     Proxy Statement...............................................................Section 3.11.
     Redeemed Company Shares.......................................................Section 1.8.
     Risk Contracts................................................................Section 1.4.(c)
     Risk Litigation...............................................................Section 1.5(g)
     SEC...........................................................................Section 4.5.
     Securityholder Committee......................................................Section 10.3.(a)
     Securityholders...............................................................Section 10.3.(a)
     Securities Act................................................................Section 3.5.
     Shares........................................................................Section 1.2.(c)
     Surviving Corporation.........................................................Section 1.1.(a)
     Takeover Statute..............................................................Section 3.17.
     Tax Returns...................................................................Section 3.15.(a)
     Taxes.........................................................................Section 3.15.(d)
     Termination Fee...............................................................Section 9.3.
     Year 2000 Compliance..........................................................Section 3.27.
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                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER is dated as of December 21, 1998, and is by and among SVERDRUP CORPORATION, a Missouri corporation (the "Company"),
                                                                -------
JACOBS ENGINEERING GROUP INC., a Delaware corporation ("Jacobs") and JACOBS
                                                        ------
ACQUISITION CORP., a Missouri corporation and a wholly-owned subsidiary of Jacobs ("Merger Subsidiary").
         -----------------

                                    RECITALS

     WHEREAS, the Boards of Directors of Company and Jacobs deem it advisable and in the best interests of their respective shareholders that they combine their businesses, and to that end the Boards of Directors of the Company, Jacobs and Merger Subsidiary have approved the merger of Merger Subsidiary with and into the Company upon the terms and subject to the conditions set forth herein; and

     WHEREAS, certain shareholders of the Company holding in the aggregate more than a majority of the outstanding voting stock of the Company have entered into an agreement with Jacobs pursuant to which such shareholders will have agreed to vote their respective shares of Company Common Stock (as defined in Section 1.2(a)) in favor of the merger of Merger Subsidiary with and into the Company upon the terms and subject to the conditions set forth herein at any meeting of the shareholders of the Company called for such purpose.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1


                                   THE MERGER

     SECTION 1.1.  The Merger.
                   ----------

          (a) Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.1(b)), Merger Subsidiary shall be merged with and into the Company (the "Merger") in accordance with the General Business
                                ------
and Corporation Law of Missouri ("GBCL"), whereupon the separate existence of
                                  ----
Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation").
                  ---------------------

          (b) The consummation of the Merger (the "Closing") shall take place
                                                   -------
(i) at the offices of Bryan Cave LLP, One Metropolitan Square, 211 N. Broadway, Suite 3600, St. Louis, Missouri at 10:00 A.M., on such date (the "Closing Date")
                                                                  ------------
which is the later to occur of (A) January 8, 1999 and (B) the date which is five business days after the date on which the last

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of the conditions set forth in Article 8 hereof shall have been satisfied or waived in accordance with this Agreement, or (ii) such other place, time and date as the parties hereto shall agree. Prior to the Closing, Merger Subsidiary and the Company shall execute and deliver to the Secretary of State of the State of Missouri (the "Missouri Secretary of State"), a Certificate of Merger in the
                  ---------------------------
form of Exhibit 1.1(b) hereto for filing under the GBCL on the day of the
        --------------
Closing, and the Merger shall become effective upon the filing of the Certificate of Merger with the Missouri Secretary of State or at such later time as may be specified in the Certificate of Merger, such time being herein called the "Effective Time."
     --------------

          (c) The Merger shall have the effects set forth in Section 351.450 of the GBCL. Without limiting the generality of the foregoing, at the Effective Time (i) the Surviving Corporation shall possess all assets and property of every description, and every interest therein, wherever located, and the rights, privileges, immunities, powers, franchises, and authority, of a public as well as of a private nature, of each of the Company and Merger Subsidiary and all obligations belonging to or due each of them shall be vested in the Surviving Corporation without further act or deed; (ii) title to any real estate or any interest therein vested in either of the Company or Merger Subsidiary shall not revert or in any way be impaired by reason of the Merger; (iii) all rights of creditors and all liens on any property of the Company and Merger Subsidiary shall be preserved unimpaired; and (iv) the Surviving Corporation shall be liable for all the obligations of the Company and Merger Subsidiary, and any claim existing, or action or proceeding pending, by or against either of them, may be prosecuted to judgment with the right of appeal, as if the Merger had not taken place.

          (d) If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties, or assets of the Company or Merger Subsidiary acquired or to be acquired as a result of, or in connection with, the Merger or to otherwise carry out this Agreement, the officers and directors of the Surviving Corporation shall and will be authorized to execute and deliver, in the name and on behalf of the parties hereto or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of such parties or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

     SECTION 1.2.  Conversion of Shares.  At the Effective Time, by virtue of
                   --------------------
the Merger and without any action on the part of the holder thereof:

          (a) each share of common stock, par value $0.0625, of the Company ("Company Common Stock") held by the Company as treasury stock or owned by
----------------------
Jacobs or any subsidiary of Jacobs immediately prior to the Effective Time shall be canceled, retired, and shall cease to exist, and no payment shall be made with respect thereto;

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          (b) each share of common stock of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and such shares in the aggregate shall constitute the only outstanding shares of capital stock of the Surviving Corporation; and

          (c) each share of Company Common Stock outstanding immediately prior to the Effective Time ("Shares") shall, except as otherwise provided in Section
                        ------
1.2(a) or as provided in Section 1.6 with respect to Shares as to which appraisal rights have been exercised (collectively, the "Excluded Shares"), be
                                                         ---------------
converted into the right to receive (A) a cash payment per Share, without interest, equal to (x) the total of (1) one hundred and ninety-eight million dollars ($198,000,000), minus (2) the Escrow Amount (as defined in Section 1.4(a)), plus (3) the Aggregate Options Exercise Price (as defined below), plus
(4) the Aggregate Redeemed Shares Price (as defined below) and plus (5) the Aggregate Flexi-Trust Debt (as defined in Section 1.3(b)), divided by (y) the total of (1) the number of Shares issued and outstanding immediately prior to the Effective Time, plus (2) the number of shares of the Company Common Stock issuable upon exercise of the Company Options (as defined in Section 1.7) immediately prior to the Effective Time and plus (3) the number of Redeemed Company Shares immediately prior to the Effective Time (the "Initial Per Share
                                                             -----------------
Merger Consideration"), (B) an additional pro rata amount of cash, payable as
--------------------
set forth in Section 1.5, equal to a portion of the Deferred Consideration (as defined in Section 1.5(a)(viii)), if any, determined in accordance with Section 1.5, and (C) an additional pro rata amount of cash, payable as set forth in
Section 1.4, equal to a portion of the Opportunity Premium Payment (as defined below) and/or the Escrow Amount (as defined in Section 1.4(a)).

          For purposes of this Agreement, the "Aggregate Options Exercise Price"
                                               --------------------------------
shall mean the sum of all exercise prices payable upon the exercise of all Company Options, the "Aggregate Redeemed Shares Price" shall mean the sum of the
                      -------------------------------
purchase prices (whether paid in cash or notes) previously paid by the Company to the holders of the Redeemed Company Shares in connection with the redemption of such shares, and "Opportunity Premium Payment" shall mean the amount of cash,
                     ---------------------------
other than all or any portion of the Escrow Amount, which is payable in accordance with the terms of Section 1.4(c) to the Eligible Holders (as defined in Section 1.5(a)(x)) in the manner set forth in Section 1.4(d).

     SECTION 1.3  Payment of Initial Aggregate Merger Consideration, Initial
                  ----------------------------------------------------------
Aggregate Company Option Consideration and Initial Aggregate Redeemed Company
-----------------------------------------------------------------------------
Shares Consideration.
--------------------

          (a) Bank of America, N.T. & S.A. or another bank or trust company designated by Jacobs and reasonably acceptable to the Company, shall act as the payment agent (the "Payment Agent"), for the benefit of the holders of Shares in
                    -------------
connection with the payment to such holders of a portion of the Initial Aggregate Merger Consideration (as defined below) to which they are entitled pursuant to the terms of this Agreement. At the Effective Time, Jacobs will deposit with the Payment Agent an amount of cash equal to the difference between
(i) the product of (A) the aggregate number of Shares issued and outstanding as of the Effective Time

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(other than Excluded Shares) multiplied by (B) the Initial Per Share Merger
Consideration minus (ii) the Aggregate Flexi-Trust Debt (as defined below) (the "Initial Aggregate Merger Consideration"). Promptly after the Effective Time,
 --------------------------------------
Jacobs shall cause the Payment Agent to mail to (A) each Person (as defined in
Section 1.5(a)(xiii)) who owns Shares of record as of the Effective Time, other than the Flexi-Trust (as defined in Section 1.9) and other than Persons who own Excluded Shares at such time and (B) each Person who owns a beneficial interest in the Flexi-Trust as of the Effective Time, a letter of transmittal in the form of Exhibit 1.3 in order to facilitate the distribution of the Initial Aggregate
   -----------
Merger Consideration to such Persons. Upon delivery of an executed letter of transmittal, the Payment Agent shall deliver to each such Person a portion of the Initial Aggregate Merger Consideration in cash in an amount equal to each such Person's Initial Net Merger Consideration (as defined below) and (ii) to NationsBank, N.A. (the "Lender"), an amount in cash equal to the Aggregate Bank
                        ------
Debt (as defined below). At the Closing, the Company shall provide Jacobs with a schedule which lists (i) each Person who owns Shares of record as of the Effective Time (other than the Flexi-Trust) and each Person who owns a beneficial interest in the Flexi-Trust as of the Effective Time, (ii) the mailing address of each such Person, (iii) the number of Shares which each such Person owns of record at such time, (iv) the number of Shares which are owned by the Flexi-Trust and attributable to each such Person in accordance with the terms of Section 1.9 at such time (with respect to each such Person, such Person's "Flexi-Trust Shares," and together with the Flexi-Trust Shares
          ------------------
attributable to each other Person who owns a beneficial interest in the Flexi-Trust, the "Aggregate Flexi-Trust Shares"), (v) the amount of each such Person's
            ----------------------------
Bank Debt as of the Effective Time and (vi) the amount of each such Person's Flexi-Trust Debt as of the Effective Time.

          (b) The term "Initial Net Merger Consideration" shall mean, with
                        --------------------------------
respect to any Person (other than the Flexi-Trust), an amount equal to the difference between (i) the product of (A) the sum of (1) the number of Shares owned of record by such Person as of the Effective Time plus (2) such Person's Flexi-Trust Shares multiplied by (B) the Initial Per Share Merger Consideration minus (ii) the sum of (A) the aggregate amount of indebtedness which is (1) due and owing by such Person to the Lender at the Effective Time, (2) secured by a pledge of Shares by such Person to the Lender and (3) guaranteed by the Company (with respect to each such Person, such Person's "Bank Debt," and together with
                                                  ---------
the aggregate Bank Debt of all other Persons, the "Aggregate Bank Debt") plus
                                                   -------------------
(B) the portion of the aggregate amount of indebtedness associated with the Flexi-Trust at the Effective Time which is attributable to such Person (with respect to each such Person, such Person's "Flexi-Trust Debt," and together with
                                            ----------------
the aggregate Flexi-Trust Debt of all other such Persons, the "Aggregate Flexi-
                                                               ---------------
Trust Debt").
----------

          (c) The portion of the Initial Aggregate Merger Consideration paid with respect to Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares, including any preemptive rights that such holders may have had with respect to such Shares, subject, however, to the distribution of any portion of the Escrow Amount or Opportunity Premium Payment as provided in Section 1.4 and any portion of the Deferred Consideration as provided in Section 1.5, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of such Shares which were outstanding immediately prior to the Effective Time. By voting to approve the Merger or accepting the Initial Aggregate Merger Consideration or the Initial Redeemed

Company Shares Consideration, the holders of the Company Common Stock and the former holders of the Redeemed Company Shares shall automatically be deemed to have released and forever discharged all right, title and interest in and to all manner of claims, demands, actions, causes of action, damages, debts, accounts, bonds, contracts, losses, costs, liabilities and/or expenses whatever which may be made or brought by any such holder or former holder, or any of their predecessors, successors or assigns in respect of, or in any way relating to, any failure by the Company at any time to have offered to such holder or former holder the opportunity to purchase any additional shares of capital stock of the Company in connection with, or in respect of, any and all preemptive rights to which any such holder or former holder may have been entitled at any time.

          (d) Immediately prior to the Effective Time, the Company shall deliver to the Payment Agent a schedule which lists the name and address of, and the amount to be paid to, each holder of a Company Option and each former holder of a Redeemed Company Share. At or prior to the Effective Time, Jacobs will deposit with the Payment Agent an amount of cash equal to the sum of (i) the Initial Aggregate Company Option Consideration (as defined in Section 1.7) plus
(ii) the Initial Aggregate Redeemed Company Shares Consideration (as defined in
Section 1.8). Promptly after the Effective Time, the Payment Agent shall mail to each such holder of Company Options and each such former holder of Redeemed Company Shares: (i) a letter of transmittal and (ii) instructions for the execution and delivery of documentation relating to the termination of the rights of such Persons with respect to such Company Options or Redeemed Company Shares, as the case may be, in exchange for the cash payments contemplated by
Section 1.7(a) or 1.8, as appropriate. Such letter of transmittal and instructions shall be in the form of Exhibit 1.3 hereto.

          (e) Upon delivery of an executed letter of transmittal, the Payment Agent shall pay (i) to each holder of Company Options by check an amount equal to such holder's Initial Company Option Consideration (as defined in Section 1.7(a)) and (ii) to each former holder of Redeemed Company Shares by check an amount equal to such holder's Initial Redeemed Company Shares Consideration (as defined in Section 1.8).

          (f) Any portion of the Initial Aggregate Consideration (as defined below) which remains undistributed pursuant to this Section 1.3 for six months after the Effective Time shall be delivered to Jacobs, upon demand, and any shareholder of the Company, holder of Company Options or former holder of Redeemed Company Shares who has not theretofore complied with this Article 1 shall thereafter look only to Jacobs for payment of their claim for any monies pursuant to the terms of this Agreement. For purposes of this Agreement, the term "Initial Aggregate Consideration" shall mean the sum of the Initial
      -------------------------------
Aggregate Merger Consideration plus the Initial Aggregate Company Option Consideration plus the Initial Aggregate Redeemed Company Shares Consideration.

     SECTION 1.4.  Escrow Amount.
                   -------------

          (a) Promptly after the Effective Time, Jacobs will pay ten million dollars ($10,000,000) of the Initial Aggregate Merger Consideration (the "Escrow
                                                                          ------
Amount") to Bank of
------

America, N.T. & S.A. (the "Escrow Agent") as the escrow (the "Escrow")
                           ------------                       ------
established hereunder by the escrow agreement (the "Escrow Agreement") to be
                                                    ----------------
entered into among Jacobs, the Securityholder Committee (as defined in Section 10.3) and the Escrow Agent, the form of which is attached hereto as Exhibit
                                                                    -------
1.4(a). Within 15 days of the second anniversary of the Closing Date, Jacobs
------
shall deliver, or caused to be delivered, to the Securityholder Committee pursuant to Section 10.1 a notice setting forth Jacobs' calculation of the Net Risk Dollars Amount (as defined in Section 1.4(c)) and any documentation supporting such calculation. Jacobs' calculation of the Net Risk Dollars Amount shall become final and binding for purposes of this Agreement unless, within 30 days of its receipt of the notice from Jacobs, the Securityholder Committee furnishes written notice to Jacobs pursuant to Section 10.1 of any dispute or disagreement with Jacobs' calculation of the Net Risk Dollars Amount. Such written notice shall specify, in reasonable detail, the nature and extent of such dispute or disagreement.

          (b) If the Securityholder Committee timely notifies Jacobs of any dispute or disagreement with Jacobs' calculation of the Net Risk Dollars Amount, the Securityholder Committee and Jacobs shall meet promptly to resolve such dispute or disagreement in good faith. If the Securityholder Committee and Jacobs are unable to resolve such dispute or disagreement within 30 days after receipt by Jacobs of the Securityholders Committee's written notice of dispute or disagreement, either the Securityholder Committee or Jacobs shall be entitled to submit such dispute or disagreement for final determination to Arthur Andersen LLP (unless another accounting firm is mutually agreed upon by the Securityholder Committee and Jacobs). Such accounting firm shall act as an arbitrator to determine and resolve such dispute or disagreement within 30 days after the date upon which the Securityholder Committee or Jacobs submits the dispute or disagreement, together with their presentation and evidence, and in that undertaking shall not be required to follow any particular procedure but shall proceed in a manner designed to achieve a speedy and economic resolution of the dispute. Such accounting firm shall set forth its determination, which shall be binding and conclusive, absent a showing of fraud, in a written statement delivered to Jacobs and the Securityholder Committee, stating its reasons therefor.

          (c) Promptly after the final determination of the Net Risk Dollars Amount by Jacobs or the accounting firm, as applicable, if:

               (i) the absolute amount of the Net Risk Dollars Amount (without regard to whether such number is positive or negative) is less than two million dollars ($2,000,000), then Jacobs shall instruct the Escrow Agent to release the full Escrow Amount to the Eligible Holders;

               (ii) the amount of the Net Risk Dollars Amount is equal to or greater than two million dollars ($2,000,000) but less than seven million dollars ($7,000,000), then Jacobs shall (a) instruct the Escrow Agent to release the full Escrow Amount to the Eligible Holders and (b) pay to the Eligible Holders an additional amount equal to fifty percent (50%) of the amount by which the Net Risk Dollars Amount exceeds two million dollars ($2,000,000);

               (iii) the amount of the Net Risk Dollars Amount is equal to or less than negative two million dollars (-$2,000,000) but greater than negative seven million dollars (-$7,000,000), then Jacobs shall (a) instruct the Escrow Agent to release to Jacobs out of the Escrow an amount equal to fifty percent (50%) of the negative number of the amount by which the Net Risk Dollars Amount exceeds two million dollars ($2,000,000) and
     (b) instruct the Escrow Agent to release to the Eligible Holders any funds remaining in the Escrow after payment to Jacobs pursuant to clause (a);

               (iv) the amount of the Net Risk Dollars Amount is equal to or greater than seven million dollar ($7,000,000), then Jacobs shall (a) instruct the Escrow Agent to release the full Escrow Amount to the Eligible Holders and (b) pay to the Eligible Holders an additional amount equal to the sum of (x) two and a half million dollars ($2,500,000) and (y) the Net Risk Dollars Amount minus seven million dollars ($7,000,000); provided, however, that any additional amount shall not exceed twenty million dollars ($20,000,000); and

               (v) the amount of the Net Risk Dollars Amount is equal to or less than negative seven million dollar (-$7,000,000), then Jacobs shall (a) instruct the Escrow Agent to release to Jacobs out of the Escrow an amount equal to the negative of the sum of (x) negative two and a half million dollars (-$2,500,000) and (y) the Net Risk Dollars Amount plus seven million dollars ($7,000,000) and (b) instruct the Escrow Agent to release to the Eligible Holders any funds remaining in the Escrow after payment to Jacobs pursuant to clause (a); provided, however, that Jacobs shall have such offset rights against the Deferred Consideration as provided in
     Section 1.5(g).

          "Net Risk Dollars Amount" shall mean an amount equal to (i) the amount
           -----------------------
equal to (a) the aggregate dollar gross profit or loss (with any loss expressed as a negative number) recognized and reasonably expected to be recognized on the Risk Contracts as determined as of and at the second anniversary of the Closing Date, minus (b) an amount equal to all Losses incurred by or reasonably expected to be incurred by Jacobs and its affiliates at the second anniversary of the Closing Date with respect to those certain litigation matters set forth on
Exhibit 1.4(b) (the "Special Litigation Matters"), minus (ii) the amount equal
                     --------------------------
to the remaining aggregate dollar gross profit or loss expected by the Company to be recognized on the Risk Contracts as set forth on Exhibit 1.4(b). In making such determination, gross profit or loss shall be calculated in accordance with generally accepted accounting principles applied on a basis consistent with prior periods.

          For purposes of this Agreement, the term, "Losses" means any and all
                                                     ------
deficiencies, judgments, settlements, demands, claims, suits, actions or causes of action, assessments, liabilities, losses, damages (whether direct, indirect, incidental or consequential), interest, fines, penalties, costs and expenses (including, without limitation, reasonable legal, accounting and other costs and expenses incurred in connection with investigating, defending, settling or satisfying any and all demands, claims, actions, causes of action, suits, proceedings, assessments, judgments or appeals, and in seeking indemnification therefor).

          For purposes of this Agreement, the term "Risk Contracts" means those
                                                    --------------
certain contracts set forth on Exhibit 1.4(b).

          (d) Immediately prior to the Effective Time, the Company shall deliver to the Escrow Agent a schedule listing the name, address and Percentage Interest (as defined below) of the Eligible Holders. Any payments to the Eligible Holders pursuant to Section 1.4(c) shall be made pro rata in proportion to their Percentage Interests. Interest or other earnings on any funds in the Escrow shall be paid to the Eligible Holders annually pro rata in proportion to their Percentage Interests and such interest or other earnings shall not be deemed part of the funds held in escrow hereunder and shall not be subject to the claims of Jacobs hereunder.

          (e) Jacobs and the Securityholder Committee shall cooperate in the defense of the Special Litigation Matters and make available to each other all relevant information in their possession relating to the Special Litigation Matters, subject to protection of attorney client and attorney work product privileges. Notwithstanding the foregoing, Jacobs shall control the defense of the Special Litigation Matters using its reasonable best efforts to limit the amount of the Losses resulting therefrom. The Securityholder Committee shall have the right to participate in the defense of any of the Special Litigation Matters with its own counsel; provided, however, that notwithstanding any provision to the contrary set forth in Section 10.3, Jacobs shall not be liable for any cost or expense incurred by the Securityholder Committee pursuant to such participation. There shall be no settlement by Jacobs of any of the Special Litigation Matters without the consent (which shall not be unreasonably withheld) of the Securityholder Committee; provided, however, that if the Securityholder Committee withholds its consent to any such settlement proposed by Jacobs, then if the ultimate resolution of the Special Litigation Matters results in Losses in excess of the proposed settlement amount, such excess Losses shall be allocated fully to the Eligible Holders for purposes of calculating the Net Risk Dollars Amount.

          (f) Notwithstanding anything to the contrary contained herein or elsewhere, Jacobs agrees that it shall not provide the Escrow Agent with any disbursement notice or disbursement instructions pursuant to Section 3(b) of the Escrow Agreement other than those disbursement notices or disbursement instructions which Jacobs is entitled to provide to the Escrow Agent pursuant to this Section 1.4.

     SECTION 1.5.  Payment of Deferred Consideration.
                   ---------------------------------

          (a) For purposes of this Agreement, the following terms shall have the following meanings:

               (i) "1999 Earnout Payment" means the product of (a) 466,667 and
                    --------------------
     (b) the amount, if any, by which the 1999 Jacobs Stock Price exceeds
     $37.00.

               (ii) "2000 Earnout Payment" means the product of (a) 466,667 and
                     --------------------
     (b) the amount, if any, by which the 2000 Jacobs Stock Price exceeds $42.00; provided, however:

                   (A) if the 2000 Earnout Payment is eligible for acceleration and is accelerated in accordance with the provisions of Section 1.5(b)(ii) hereof, then the 2000 Earnout Payment means the product of (a) 466,667 and
     (b) the amount by which the 1999 Jacobs Stock Price exceeds $42.00; and

                   (B) if the 1999 Earnout Payment is equal to 0, then the 2000 Earnout Payment shall mean the product of (a) 560,000.5 and (b) the amount, if any, by which the 2000 Jacobs Stock Price exceeds $42.00.

               (iii)  "2001 Earnout Payment" means the product of (a) 466,667
                       --------------------
     and (b) the amount, if any, by which the 2001 Jacobs Stock Price exceeds $47.50; provided, however:

                   (A) if the 2001 Earnout Payment is eligible for acceleration and is accelerated in accordance with the provisions of Section 1.5(b)(ii) hereof, then the 2001 Earnout Payment means the product of (a) 466,667 and
     (b) the amount by which the 1999 Jacobs Stock Price exceeds $47.50;

                   (B) if the 2001 Earnout Payment is eligible for acceleration and is accelerated in accordance with the provisions of Section 1.5(b)(iii) hereof, then the 2001 Earnout Payment means the product of (a) 466,667 and
     (b) the amount by which the 2000 Jacobs Stock Price exceeds $47.50;

                   (C) if the 1999 Earnout Payment is equal to 0 and the 2000 Earnout Payment is greater than 0, then the 2001 Earnout Payment shall mean the product of (a) 560,000.5 and (b) the amount, if any, by which the 2001 Jacobs Stock Price exceeds $47.50, except that if the 1999 Earnout Payment is equal to 0, the 2000 Earnout Payment is greater than 0, and the 2001 Earnout Payment is eligible for acceleration and is accelerated in accordance with the provisions of Section 1.5(b)(iii) hereof, then the 2001 Earnout Payment means the product of (a) 560,000.5 and (b) the amount by which the 2000 Jacobs Stock Price exceeds $47.50;

                   (D) if the 1999 Earnout Payment is greater than 0 and the 2000 Earnout Payment is equal to 0, then the 2001 Earnout Payment shall mean the product of (a) 513,334 and (b) the amount, if any, by which the 2001 Jacobs Stock Price exceeds $47.50; and

                   (E) if the 1999 Earnout Payment is equal to 0 and the 2000 Earnout Payment is equal to 0, then the 2001 Earnout Payment shall mean the product of (a) 700,001 and (b) the amount, if any, by which the 2001 Jacobs Stock Price exceeds $47.50.

               (iv) "1999 Jacobs Stock Price" means the average of the Closing
                     -----------------------
     Prices of Jacobs Stock for the twenty five consecutive trading days ending on December 31, 1999.

               (v) "2000 Jacobs Stock Price" means the average of the Closing
                    -----------------------
     Prices of Jacobs Stock for the twenty five consecutive trading days ending on December 31, 2000.

               (vi) "2001 Jacobs Stock Price" means the average of the Closing
                     -----------------------
     Prices of Jacobs Stock for the twenty five consecutive trading days ending on December 31, 2001.

               (vii)  "Closing Price" means, with respect to any trading day,
                       -------------
     the last sale price, regular way, as reported in the principal consolidated transaction reporting system for securities listed on the New York Stock Exchange ("NYSE") or any other principal stock exchange listing, or over-
                ----
     the-counter market quoting, the Jacobs Stock (as defined below) if the Jacobs Stock is no longer listed on the NYSE.

               (viii)  "Deferred Consideration" shall mean the sum of (1) the
                        ----------------------
     1999 Earnout Payment, (2) the 2000 Earnout Payment and (3) the 2001 Earnout Payment.

               (ix) "Earnout Payments" shall mean the 1999 Earnout Payment, the
                     ----------------
     2000 Earnout Payment and the 2001 Earnout Payment referred to collectively.

               (x) "Eligible Holder" means any of the following Persons (as
                    ---------------
     defined below): (A) a Person (other than the Flexi-Trust) who owns Shares (specifically excluding Excluded Shares) of record or who owns a beneficial interest in the Flexi-Trust; (B) a Person who is entitled to receive a payment with respect to Company Options pursuant to Section 1.7(b); or (C) a Person who is entitled to receive a payment with respect to Redeemed Company Shares pursuant to Section 1.8.

               (xi) "Jacobs Stock" means shares of common stock, par value 1.00
                     ------------
     per share, of Jacobs.

               (xii)  "Percentage Interest" means, with respect to each Eligible
                       -------------------
     Holder, the percentage interest set forth next to the name of each such Eligible Holder on Section 1.5(a)(xii) of the Company Disclosure Schedule.

               (xiii)  "Person" means an individual, a corporation, a limited
                        ------
     liability company, a limited liability partnership, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

          (b) The Deferred Consideration shall be payable as follows:

               (i) Promptly after each of January 1, 2000, January 1, 2001 and January 1, 2002, the Securityholder Committee and Jacobs shall agree on the calculation of the 1999 Jacobs Stock Price, the 2000 Jacobs Stock Price or the 2001 Jacobs Stock Price, as applicable, and the amount of any applicable Earnout Payments in accordance with this Section 1.5, and the Securityholder Committee thereafter shall send to (i) Jacobs a notice pursuant to Section 10.1 as to whether or not the Securityholder Committee is accelerating any Earnout Payments and (ii) each Eligible Holder a letter of transmittal substantially in the form of Exhibit 1.5(b)
                                                                 --------------
     hereto (a "Deferred Consideration Letter of Transmittal"). Such letter of
                ---------------------------------------------
     transmittal shall set forth the Jacobs Stock Price for the relevant year, demonstrate the calculation of any Earnout Payments for such year and state whether or not the Securityholder Committee has decided to accelerate the Earnout Payments for subsequent year(s). Notwithstanding the foregoing, the Securityholder Committee shall not be obligated to send a Deferred Consideration Letter of Transmittal (A) in the year 2001 in the event that
     (1) (aa) the 2000 Earnout Payment has been accelerated in accordance with the terms of Section 1.5(b)(ii) and (bb) the 2000 Jacobs Stock Price does not exceed $47.50 or (2) each of the 2000 Earnout Payment and the 2001 Earnout Payment has been accelerated in accordance with Section 1.5(b)(ii) or (B) in the year 2002 in the event that the 2001 Earnout Payment has been accelerated in accordance with the terms of Section 1.5(b)(ii) or (iii).

               (ii) On or before January 31, 2000, Jacobs will mail or otherwise deliver to the Eligible Holders a portion of the Deferred Consideration equal to the 1999 Earnout Payment, and the 2000 Earnout Payment and the 2001 Earnout Payment, if such additional Earnout Payments are eligible for acceleration and the Securityholder Committee has properly notified Jacobs of its intention to accelerate such Earnout Payments as provided for in
     Section 1.5(b)(i). Each Eligible Holder shall receive a check for the portion of the Deferred Consideration equal to the sum of (x) the product of such Eligible Holder's Percentage Interest and the 1999 Earnout Payment,
     (y) the product of such Eligible Holder's Percentage Interest and any accelerated 2000 Earnout Payment and (z) the product of such Eligible Holder's Percentage Interest and any accelerated 2001 Earnout Payment.

               (iii) On or before January 31, 2001, subject to Section 1.5(g), Jacobs will mail or otherwise deliver to the Eligible Holders a portion of the Deferred Consideration equal to the 2000 Earnout Payment and the 2001 Earnout Payment, if the 2001 Earnout Payment has not previously been accelerated and is eligible for acceleration and the Securityholder Committee has properly notified Jacobs of its intention to accelerate the 2001 Earnout Payment as provided for in Section 1.5(b)(i). Each Eligible Holder shall receive a check for the portion of the Deferred Consideration equal to the sum of (x) the product of such Eligible Holder's Percentage Interest and the 2000 Earnout Payment (as it may be reduced by any offset amount) and (y) the product of such Eligible Holder's Percentage Interest and any accelerated 2001 Earnout Payment (as it may be reduced by any offset amount).

               (iv) On or before January 31, 2002, subject to Section 1.5(g), Jacobs will mail or otherwise deliver to the Eligible Holders a portion of the Deferred Consideration equal to the 2001 Earnout Payment provided, however, that Jacobs shall not be required to deliver any such amount if the 2001 Earnout Payment has been accelerated and paid by Jacobs in accordance with the provisions of Section 1.5(b)(ii) or (iii). Each Eligible Holder will receive a portion of the Deferred Consideration equal to the product of (A) such Eligible Holder's Percentage Interest and (B) the 2001 Earnout Payment (as it may be reduced by any offset amount).

          (c) Notwithstanding anything contained herein or elsewhere to the contrary, the Eligible Holders shall not be entitled to receive any Deferred Consideration pursuant to this Agreement in excess of an aggregate of $31,000,000.

          (d) In the event that at any time prior to December 31, 2001, there is any change in the number of shares of outstanding Jacobs Stock by reason of stock dividends, recapitalizations, split-ups, combinations or exchanges of shares and the like, the respective strike prices for the respective Earnout Payments (i.e., $37.00 for the 1999 Earnout Payment, $42.00 for the 2000 Earnout Payment and $47.50 for the 2001 Earnout Payment) and the applicable multipliers for such Earnout Payments (i.e., 466,667, 560,000.5, 513,334 and 700,001) shall be adjusted proportionately from and after any such event so that the Eligible Holders would derive the same benefits from such Earnout Payments as they would have derived had any such event not occurred.

          (e) The right to receive a portion of the Deferred Consideration in accordance with the terms hereof may not be sold, assigned or otherwise transferred by any Eligible Holder or any other Person except by operation of law and except by will or laws of descent and distribution upon the death of an Eligible Holder.

          (f) Exhibit 1.5(f) attached hereto provides, by way of example only,
              --------------
illustrations of the calculation of the Deferred Consideration.

          (g) If the Net Risk Dollars Amount set forth in Jacobs' notice to the Securityholder Committee pursuant to Section 1.4(a) is less than negative fourteen and a half million dollars (-$14,500,000), then an amount of any 2000 Earnout Payment and any accelerated 2001 Earnout Payment equal to the lesser of
(i) the amount equal to negative fourteen and a half million dollars (- $14,500,000) minus the Net Risk Dollars Amount and (ii) ten million dollars ($10,000,000) shall be treated in the same manner as if it were additional funds in the Escrow in accordance with Section 1.4 and shall not be paid to the Eligible Holders pursuant to Section 1.5(b) until final resolution of the Escrow. In addition, if the Net Risk Dollars Amount as finally determined is less than negative fourteen and a half million dollars (-$14,500,000) and the portion of any 2000 Earnout Payment and any accelerated 2001 Earnout Payment withheld pursuant to the preceding sentences (the "Withheld Amount") is less
                                                   ---------------
than ten million dollars ($10,000,000), then Jacobs shall have the right to offset against any 2001 Earnout Payment an amount equal to the lesser of (x) the amount equal to negative fourteen and a half million dollars (-$14,500,000), minus the Net Risk Dollars Amount and minus the Withheld Amount and (y) ten million dollars ($10,000,000) minus the Withheld Amount.

     SECTION 1.6.  Dissenting Shares.  Notwithstanding anything in this
                   -----------------
Agreement to the contrary, Shares which are held by shareholders who have (i) objected to the Company, in writing, to the Merger prior to the Company shareholder vote on the Merger, (ii) not voted in favor of, or whose Shares are not entitled to vote regarding approval of, the Merger and (iii) properly and timely perfected appraisal rights under Section 351.455 of the GBCL

("Dissenting Shares") shall not be converted into or be exchangeable for the
  -----------------
right to receive the consideration described in Section 1.2, Section 1.4 and/or
Section 1.5 hereof (unless and until such holder shall have effectively withdrawn or lost his or her right to appraisal and payment under the GBCL) but shall be converted into the right to receive such cash consideration as may be properly determined and payable to such holder as provided in the GBCL.

     SECTION 1.7.  Stock Options.
                   -------------

          (a) At the Effective Time, each holder of an option to purchase Company Common Stock (a "Company Option") then outstanding pursuant to the
                         --------------
Company's 1995 Incentive Stock Option Plan ("ISO Plan"), whether or not such
                                             --------
Company Option is exercisable at such time, and whether or not such Company Option is vested at such time, shall be entitled, in exchange for the termination of such Company Option, to receive (i) cash from the Payment Agent in an amount equal to the product of (x) the difference of (A) the Initial Per Share Merger Consideration minus (B) the exercise price per share of such Company Option multiplied by (y) the number of shares underlying such Company Option (with respect to each such holder individually, such holder's "Initial
                                                                      -------
Company Option Consideration"), and together with the aggregate Initial Company
----------------------------
Option Consideration of all other such holders, the "Initial Aggregate Company
                                                     -------------------------
Option Consideration"), plus (ii) an additional amount in cash from the
--------------------
Securityholder Committee, payable in accordance with Section 1.5(b), equal to such Eligible Holder's Percentage Interest in the Deferred Consideration and
(iii) an additional pro rata amount of cash, payable as set forth in Section 1.4, equal to such Eligible Holder's Percentage Interest in the Escrow Amount and the Opportunity Premium Payment. Any amounts payable by Jacobs to the holders of Company Options pursuant to (i), (ii) and (iii) above shall be paid to such holders by Jacobs net of any applicable withholding taxes.

          (b) Each holder of a Company Option, upon surrender to the Payment Agent of the Option Agreement relating to any such Company Option together with a properly completed letter of transmittal covering such Company Option, will receive the Initial Company Option Consideration in respect of such Company Option (and, if applicable, such Eligible Holder's Percentage Interest of any portion of the Deferred Consideration or the Escrow Amount payable prior to the date of surrender). Until so surrendered, each such Option Agreement shall, after the Effective Time, represent for all purposes only the right to receive the amounts provided for herein. No interest shall be paid on such amounts.

     SECTION 1.8.  Certain Redeemed Shares.  Each current or former
                   -----------------------
shareholder of the Company who has had or will have had shares of Company Common Stock repurchased by the Company during the period from and after June 24, 1998 to and including the Closing Date pursuant to the terms of the Company's Shareholder Agreement (as defined below) (any such shares being referred to as "Redeemed Company Shares") shall be entitled to receive (a) cash from the
------------------------
Payment Agent in an amount equal to the product of (i) the difference of (A) the cash value of the Initial Per Share Merger Consideration minus (B) the price per share which the Company paid for such Redeemed Company Shares multiplied by (ii) the number of Redeemed Company Shares which such Person had so repurchased at such price by the Company during such period (with respect to each such Person individually, such Person's "Initial Redeemed
                             ----------------

Company Shares Consideration", and together with the aggregate Initial Redeemed
----------------------------
Company Shares Consideration, the "Initial Aggregate Redeemed Company Shares
                                   -----------------------------------------
Consideration"), (b) an additional amount in cash from the Securityholder
-------------
Committee, payable in accordance with Section 1.5(b), in an amount equal to such Eligible Holder's Percentage Interest in the Deferred Consideration and (c) an additional pro rata amount of cash, payable as set forth in Section 1.4, equal to such Eligible Holder's Percentage Interest in the Escrow Amount and the Opportunity Premium Payment. At Closing, the Company will certify to Jacobs the number of Redeemed Company Shares and the holders thereof at the time of repurchase by the Company. No interest shall be paid on such amount.

     SECTION 1.9.  Payments with Respect to Certain Shares.  Notwithstanding
                   ---------------------------------------
anything contained herein to the contrary, any amounts of money which are payable hereunder to the Sverdrup Flexible Benefits Trust, dated December 20, 1993 (the "Flexi-Trust"), whether as a result of such Flexi-Trust being the
           -----------
record holder of Shares or the holder of Company Options or otherwise, shall not be paid to such Flexi-Trust, but shall instead be paid directly to the account holders in such Flexi-Trust in proportion to the number of Shares held in such account holder's account in such Flexi-Trust. The number of Shares held in each such account holder's account is set forth on Section 1.9 of the Company Disclosure Schedule. Such account holders shall be deemed to be the Eligible Holders of the Shares, Company Options or Redeemed Company Shares for all purposes hereunder. Notwithstanding anything contained herein to the contrary, the Aggregate Flexi-Trust Debt shall be deemed to have been paid in full and extinguished as a consequence of the payment of the Initial Aggregate Merger Consideration by Jacobs to the Payment Agent in the manner provided in the second sentence of Section 1.3(a) hereof.

                                   ARTICLE 2


                           THE SURVIVING CORPORATION

     SECTION 2.1.  Articles of Incorporation.  The articles of incorporation
                   -------------------------
of Merger Subsidiary in effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation, except that such articles of incorporation shall be amended to change the name of the Surviving Corporation to "Sverdrup Corporation."

     SECTION 2.2.  Bylaws.  The bylaws of Merger Subsidiary in effect at the
                   ------
Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with the applicable law.

     SECTION 2.3.  Directors and Officers.  From and after the Effective
                   ----------------------
Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (a) Richard J. Slater, William R. Kerler, Thomas R. Hammond, Richard E. Beumer and James C. Uselton shall be the directors of the Surviving Corporation, and (b) the officers of Merger Subsidiary at the Effective Time shall be the officers of the Surviving Corporation.

                                   ARTICLE 3


                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

     The Company represents and warrants to Jacobs that, except as otherwise disclosed on the disclosure schedules delivered on or prior to the date hereof to Jacobs by the Company (collectively, the "Company Disclosure Schedule"):
                                             ---------------------------

     SECTION 3.1.  Corporate Existence and Power.  The Company is a
                   -----------------------------
corporation duly incorporated, validly existing and in good standing under the laws of the State of Missouri, and has all corporate powers and all licenses, authorizations, consents and approvals required to carry on its business as now conducted other than any such licenses, authorizations, permits, registrations, consents and approvals the failure of which to have would not reasonably be expected to have a Company Material Adverse Effect. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not reasonably be expected to have a Company Material Adverse Effect. The Company has heretofore delivered to Jacobs true and complete copies of the Company's articles of incorporation and bylaws as currently in effect. For purposes of this Agreement, a "Company Material Adverse Effect" or the term "material" or any
              -------------------------------
variations thereof used in conjunction with the Company means (i) any material adverse change in, or a material adverse effect on, the assets, liabilities, business or operations of the Company and the Company Subsidiaries (as defined in Section 3.2) taken as a whole in an amount in excess of $500,000 individually or $1,000,000 in the aggregate with respect to all matters arising under the relevant section of this Agreement, or (ii) any event or circumstance that would prevent, materially hinder or materially delay the consummation of the transactions contemplated by this Agreement. For purposes of this Agreement, any reference to any event, change or effect being "material" with respect to any Person other than the Company and the Company Subsidiaries means an event, change or effect which is material in relation to the assets, liabilities, business or operations of such Person (and its subsidiaries, if any) taken as a whole or on the ability of such Person to perform its obligations hereunder. Notwithstanding anything to the contrary herein, a Company Material Adverse Effect shall not include events, changes or effects relating to or caused by (i) general economic or industry conditions or (ii) the announcement or pendency of this Agreement or any of the transactions or actions contemplated hereby.

     SECTION 3.2.  Subsidiaries.  Section 3.2 of the Company Disclosure
                   ------------
Schedule contains a true and complete list of all of the Company's subsidiaries (the "Company Subsidiaries"). Such list sets forth the authorized capital
      --------------------
stock, the number of shares duly issued and outstanding, the number so owned by the Company and the jurisdiction of incorporation of each of the Company Subsidiaries. The shares of capital stock of the Company Subsidiaries owned directly or indirectly by Company are validly issued, fully paid and non-assessable (subject to statutory obligations of holders, if any), and are owned free and clear of any liens, claims, charges or encumbrances except as set forth on such list. Except as set forth on

Section 3.2 of the Company Disclosure Schedule, the Company (i) does not have any direct or indirect subsidiaries other than the Company Subsidiaries, and
(ii) other than in the ordinary course of business of the Company, has not made any advances to or investments in, and does not own any securities of or other interests in, any Person other than the Company Subsidiaries. Each of the Company Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the requisite corporate power to own or lease its properties and carry on its business as now being conducted in all material respects, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure so to qualify would not reasonably be expected to have a Company Material Adverse Effect.

     SECTION 3.3.  Corporate Records.  The corporate minute books, transfer
                   -----------------
books and stock ledgers of the Company and each of the Company Subsidiaries are complete and accurate in all material respects.

     SECTION 3.4.  Corporate Authorization.
                   -----------------------

          (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers, subject to the conditions set forth in this Agreement. Except for the approval by the Company's shareholders, this Agreement, the Merger, and the transactions contemplated hereby have been duly authorized by all necessary corporate action. Subject to the approval of the Company's shareholders of this Agreement and assuming due authorization, execution and delivery of this Agreement by Jacobs and Merger Subsidiary, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors rights and by the availability of equitable remedies.

          (b) The Company's Board of Directors, at a meeting duly called and held, has, by majority vote of the members of the Company's Board of Directors present at such meeting, duly and validly approved, and taken all corporate actions required to be taken by the Company's Board of Directors for the consummation of, the Merger and the other transactions contemplated hereby. Without limiting the generality of the foregoing, the Company's Board of Directors has (i) determined that the Merger is fair and in the best interests of the Company and its shareholders, (ii) received the opinion of Houlihan Lokey Howard & Zukin ("Houlihan Lokey") to the effect that the consideration to be
                 --------------
received by the shareholders of the Company in the Merger is fair to such shareholders from a financial point of view, (iii) adopted this Agreement in accordance with the GBCL and (iv) directed that this Agreement and the Merger be submitted to the shareholders of the Company for their adoption and approval and resolved to recommend that the shareholders of the Company approve and adopt this Agreement and the Merger.

     SECTION 3.5.  Governmental Authorization .  The execution, delivery and
                   --------------------------
performance by the Company of this Agreement and the consummation of the Merger by the

Company require no action by or in respect of, or filing with, any court or tribunal or administrative governmental or regulatory body, agency, official or authority other than (a) the filing of a certificate of merger in accordance with the GBCL; (b) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (c)
                                                                  -------
compliance with any applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the "Exchange Act");
                                                                ------------
(d) compliance with any applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"); (e) compliance with any applicable foreign or
                 --------------
state securities or blue sky laws; (f) compliance with state takeover, antitrust and competition law filings and approvals; and (g) such actions by or filings with governmental bodies, agencies, officials or authorities, the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     SECTION 3.6.  Non-Contravention.  The execution, delivery and
                   -----------------
performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not, (a) assuming the approval by the Company's shareholders, contravene or conflict with the articles or certificate of incorporation or bylaws (or similar governing documents) of the Company or any of the Company Subsidiaries, or (b) except for any such matters that do not have, and would not reasonably be expected to have, a Company Material Adverse Effect or except as set forth on Section 3.6 of the Company Disclosure Schedule, (i) assuming compliance with the matters referred to in Section 3.5, contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, injunction, order or decree binding upon or applicable to the Company, any Company Subsidiary or any of their respective assets, (ii) result in a violation or breach of, or constitute a default under, or give rise to a right of termination, amendment, cancellation or acceleration of any right or obligation of the Company or any Company Subsidiary or to a loss of any benefit to which the Company or any Company Subsidiary is entitled under any provision of any note, bond, mortgage, indenture, lease, agreement, contract or other instrument binding upon the Company or to which the Company or such Company Subsidiary is a party or by which it is affected or any license, franchise, permit or other similar authorization held by the Company or such Company Subsidiary or to which the Company or such Company Subsidiary is a party or by which it is affected, or
(iii) result in the creation or imposition of any Lien (as defined below) on any asset of the Company or any Company Subsidiary. For purposes of this Agreement, "Lien" means, with respect to an asset, any mortgage, lien, pledge, charge,
 ----
security interest or encumbrance of any kind in respect of such asset other than purchase money security interests incurred in connection with the purchase of assets in the ordinary course of business.

     SECTION 3.7.  Capitalization.
                   --------------

          (a) The authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock. There are issued and outstanding 3,108,837 shares of Company Common Stock and Company Options to purchase 309,500 shares of Company Common Stock.

          (b) Except as set forth in Section 3.7 of the Company Disclosure Schedule, all outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and were issued free of preemptive or similar rights and in compliance with all applicable state and federal securities laws and regulations. Except as set forth in this Section 3.7, there are outstanding (i) no other shares of capital stock or other voting securities of the Company, (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, and (iii) no other options, warrants, calls, rights (including preemptive rights), commitments or any other agreement of any character to acquire from the Company, and no obligation of the Company to issue, transfer, dispose of, sell, purchase, redeem or otherwise acquire (or to refrain from doing any of the foregoing), any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company
                                                                      -------
Securities").
----------

          (c) The number of Redeemed Company Shares and the price paid by the Company therefor are as set forth in Section 3.7(c) of the Company Disclosure Schedule.

          (d) All of the Company Options were issued pursuant to the ISO Plan or the Company's 1992 Incentive Stock Option Plan. Section 3.7(d) of the Company Disclosure Schedule sets forth a true, correct and complete list, as of the date of this Agreement, of the name of each holder of outstanding Company Options, the exercise price therefor and the number of shares of Company Common Stock exercisable therefor, and indicating the portion of such Company Options that are vested. Immediately after the Effective Time, upon execution and delivery to the Payment Agent by each holder of a Company Option of a letter of transmittal in the form of Exhibit 1.3 hereto and payment of the amounts set
                           -----------
forth in Section 1.7, no holder of Company Options shall have any right or claim with respect to the Company Common Stock issuable upon the exercise therefor.

          (e) Except as set forth on Section 3.7(e) of the Company Disclosure Schedule and except for the Company Options, there are no shareholders agreements, investors' rights agreements, voting trusts or other agreements or understandings to which the Company is a party or by which the Company is bound relating to the voting of, or placing any restrictions on, any shares of the capital stock of the Company.

          (f) None of the securities of the Company are registered or required to be registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").
-------------

          (g) The number of Redeemed Company Shares as of the date hereof and the names of the holders thereof at the time of repurchase by the Company are set forth on Section 3.7(g) of the Company Disclosure Schedule. All redemptions of the Company Common Stock prior to the date hereof have been made in accordance with the terms and conditions of the Company's standard form of shareholders agreement, a copy of which form of agreement has been provided to Jacobs prior to the date hereof, or otherwise in accordance with applicable law. No event has occurred and no circumstance, matter or set of facts exist which would constitute a valid basis for the assertion by any third party of any claim or Legal Proceeding (as defined in Section 3.13) relating to such redemptions by the Company, except as will be resolved by the payments to be made hereunder to the former holders of Redeemed Company Shares.

     SECTION 3.8.  Company Reports and Financial Statements.  The Company has
                   ----------------------------------------
delivered or made available to Jacobs true and complete copies of each financial report, proxy statement or annual information statement, including, without limitation, its Annual Reports to Shareholders, delivered to its shareholders, at any time since January 1, 1994 (collectively, the "Company Reports"). Except
                                                      ---------------
as set forth in Section 3.8 of the Company Disclosure Schedule, as of the respective dates of such Company Reports, none of such Company Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the audited consolidated financial statements of the Company (including any related notes and schedules) included in the Company Reports for each of the five fiscal years ended December 31, 1993, 1994, 1995, 1996 and 1997, and each of the interim unaudited financial statements of the Company (including any related notes and schedules) for each of the interim periods subsequent to December 31, 1997 (collectively, the "Company Financial
                                                    -----------------
Statements"), fairly present, in conformity with generally accepted accounting
----------
principles ("GAAP") applied on a basis consistent with prior periods (except as
             ----
may be indicated in the notes thereto), the consolidated financial position of the Company and the Company Subsidiaries as of its date and the consolidated results of operations and cash flows for the period then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). For purposes of this Agreement, "Company Balance Sheet" means the
                                              ---------------------
Company's unaudited balance sheet dated as of October 30, 1998 and "Company
                                                                    -------
Balance Sheet Date" means October 30, 1998.
------------------

     SECTION 3.9.  Receivables. Except as set forth on Section 3.9 of the
                   -----------
Company Disclosure Schedule, with respect to accounts receivable in excess of $500,000, there is (i) no account debtor that has refused (or, to the knowledge of the Company, threatened to refuse) to pay its obligations for any reason,
(ii) to the knowledge of the Company, no account debtor that is insolvent or bankrupt, and (iii) no account receivable which is pledged to any third party by the Company.

     SECTION 3.10.  Absence of Undisclosed Liabilities.  Except for
                    ----------------------------------
liabilities or obligations which are accrued or reserved against in the Company Balance Sheet (or reflected in the notes thereto), or which were incurred after the date of the Company Balance Sheet in the ordinary course of business and consistent with past practices or in connection with the transactions contemplated by this Agreement, the Company and the Company Subsidiaries do not have any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in, reserved against or otherwise described in the Company Balance Sheet (or reflected in the notes thereto).

     SECTION 3.11.  Information Supplied.  None of the information supplied or
                    --------------------
to be supplied by the Company or the Company Subsidiaries, or on their behalf by their auditors, attorneys, financial advisors, or other consultants or advisors for inclusion in the proxy statement and any amendment or supplement thereto to be distributed in connection with the meeting of the shareholders of the Company to vote upon this Agreement and the transactions contemplated hereby (the "Proxy
                                                                           -----
Statement"), will: (1) at the time of the mailing of the Proxy Statement and any
---------
amendments or supplements thereto, and (2) at the time of the Company's meeting of shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to correct as promptly as practicable any such information provided by it that shall have become false or misleading in any material respect and to take all steps necessary to cause the Proxy Statement as so corrected to be disseminated to the Company shareholders to the extent required by applicable law.

     SECTION 3.12.  Absence of Certain Changes.  Except as described in Section
                    --------------------------
3.12 of the Company Disclosure Schedule, since the Company Balance Sheet Date, the Company and the Company Subsidiaries have conducted their respective businesses in the ordinary and usual course and there has not been:

          (a) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other ownership interests in, the Company, other than the Redeemed Company Shares;

          (b) any incurrence, assumption or guarantee by the Company or any of the Company Subsidiaries of any outstanding amount of indebtedness for borrowed money or any other liabilities of any nature, whether or not accrued, contingent or otherwise, other than in the ordinary course of business;

          (c) any transaction or commitment made, or any contract or agreement entered into, by the Company or any of the Company Subsidiaries relating to their respective assets or businesses (including the acquisition or disposition of any assets) or any loss or relinquishment by the Company or any of the Company Subsidiaries of any material contract or other material right, other than transactions and commitments in the ordinary course of business in accordance with their customary practices;

          (d) any material change in any method of accounting or accounting practice or policy or application thereof by the Company or any of the Company Subsidiaries, except as required by GAAP;

          (e) any increase in (or commitment, oral or written, to increase) the rate or terms (including, without limitation, any acceleration of the right to receive payment) of compensation payable or to become payable by the Company or any of the Company Subsidiaries to their directors, officers, employees or consultants, except increases occurring in the ordinary course of business; or

          (f) any increase in (or commitment, oral or written, to increase) the rate or terms (including, without limitation, any acceleration of the right to receive payment) of any bonus, insurance, pension or other employee benefit plan or contract, payment or arrangement made to, for or with any director, officer, employee or consultant of the Company or any of the Company Subsidiaries, except increases occurring in the ordinary course of business.

     SECTION 3.13.  Litigation.  Except as set forth in Section 3.13 of the
                    ----------
Company Disclosure Schedule, there is no action, suit, claim, investigation or proceeding (each a "Legal Proceeding") pending against, or to the knowledge of
                    ----------------
the Company threatened against or affecting, the Company or any of the Company Subsidiaries or any of their respective assets before any court or arbitrator or any administrative, regulatory or governmental body, agency or official which would reasonably be expected to have a Company Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or delay the Merger or any of the other transactions contemplated hereby. To the knowledge of the Company, no event has occurred and no circumstance, matter or set of facts exist which would constitute a valid basis for the assertion by any third party of any claim or Legal Proceeding, other than those listed in Section 3.13 of the Company Disclosure Schedule, which would be expected to result in a Company Material Adverse Effect. There is no outstanding or, to the knowledge of the Company, threatened, judgment, injunction, order, consent or decree of any Governmental Authority against the Company, any Company Subsidiary or any of their respective assets.

     SECTION 3.14.  Employee Benefit Plans.  (a) Section 3.14 of the Company
                    ----------------------
Disclosure Schedule contains a list of each employee benefit plan (as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which are hereinafter referred to individually as a "Plan" and
  -----                                                         ----
collectively as the "Plans") pursuant to which the Company, the Company
                     -----
Subsidiaries or any ERISA Affiliates (as defined below) has any present or future obligations or liabilities with respect to its employees or former employees or their dependents or beneficiaries (the "Company Plans"). There are
                                                     -------------
no negotiations, demands or proposals (other than routine claims for benefits) which are pending or, to the knowledge of the Company, threatened that concern matters now covered, or that would be covered, by the Company Plans.

          (b) The Company has delivered or made available to Jacobs copies of the following documents, as they may have been amended to the date hereof, embodying or relating to the Company Plans: (i) each of the Company Plans listed in Section 3.14 of the Company Disclosure Schedule, including all amendments thereto, and any related trust agreements, group annuity contracts, insurance policies or other funding agreements, (ii) the most recent determination letter, if any, from the Internal Revenue Service with respect to the Company Plans that are pension benefit plans as defined in Section 3(2)(A) of ERISA (hereinafter referred to as "Pension Plans"); (iii) current summary
                                      -------------
plan descriptions and prospectuses; (iv) the three (3) most recently filed annual returns/reports on Form 5500 for each of the Company Plans; and (v) general notification to employees of their rights under Code Section 4980B and form of letter(s) distributed upon the occurrence of a qualifying event described in Code Section 4980B, in the case of a plan that is a "group health plan" as defined in Code Section 5000(b)(1).

          (c) Except as set forth in Section 3.14 of the Company Disclosure
Schedule: (i) the written terms of each of the Company Plans and any related trust agreement, group annuity contract, insurance policy or other funding arrangement are in substantial compliance with ERISA, the Internal Revenue Code of 1986, as amended (the "Code") and all other applicable legal requirements,
                          ----
and each of the Company Plans has been administered in
substantial compliance with, and has no direct or indirect material liability in connection with such regulatory requirements, (ii) each of the Company Plans has been administered in substantial compliance with its terms; (iii) each Company Plan which is a Pension Plan meets the requirements of Section 401(a), and, if applicable, Sections 409 and 4975(e)(7), of the Code and has been so qualified since its inception date to the date of this Agreement, and each trust forming a part thereof is exempt from income tax pursuant to Section 501(a) of the Code;
(iv) no Company Plan has engaged in, participated in or been a party to any "prohibited transaction" (as defined in Section 4975 of the Code or Sections 406 or 407 of ERISA) which could subject the Company or any of its ERISA Affiliates to any material tax or penalty under Section 4975 of the Code or Title I of ERISA; (v) there is no material violation of any reporting or disclosure requirement imposed by ERISA or the Code with respect to any Company Plan; (vi) there are no actions, suits, arbitrations or claims pending (other than routine claims for benefits), legal, administrative or other proceedings or governmental investigations pending or, to the Company's knowledge, threatened, against (X) the Company Plans, the Company Plan fiduciaries or the Company Plan assets, or
(Y) the Company or the Company Subsidiaries with respect to claims related to such Company Plans, (vii) no officer, director or employee of the Company or a Company Subsidiary has committed a material breach of any responsibility or obligation imposed on fiduciaries by Title I of ERISA with respect to any Company Plan, (viii) all contributions due and payable from the Company with respect to each of the Company Plans and all expenses and liabilities relating to each of the Company Plans for all calendar (plan) years through December 31, 1997 are reflected on the financial statements of the Company and each of the Company Subsidiaries, to the extent required by GAAP; (ix) no Company Pension Plan which is a "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, nor any single-employer plan of any entity which is considered a predecessor of the Company or one employer with the Company under
Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate") is
                                                      ---------------
subject to Section 412 of the Code or Title IV of ERISA; (x) no Company Plan maintained currently or within the past five (5) years by the Company or an ERISA Affiliate, and no other "employee benefit plan" under which the Company or an ERISA Affiliate has any liability or other obligation, is or was a "multiple employer plan" (within the meaning of Section 413(c) of the Code) or a "multiemployer plan" (as defined in Section 3(37) of ERISA); (xi) neither the Company nor any of its ERISA Affiliates has incurred any withdrawal liability under Subtitle E of Title IV of ERISA with respect to a multiemployer plan;
(xii) neither the Company nor any of the Company Subsidiaries has any obligations for retiree health, life or other welfare benefits under any Company Plan or pursuant to any agreement or understanding other than pursuant to
Section 4980B of the Code, (xiii) with respect to the qualified status of each Company Pension Plan under Section 401(a) of the Code, a favorable determination letter has been received within the last three years, or an application for a favorable determination letter has been filed within the applicable remedial amendment period under Code Section 401(b), is pending, and no indication of an adverse response has been received; and (xiv) the Company and the Company's ERISA Affiliates have materially complied with all applicable notice requirements and have provided group health care continuation and conversion coverage under Section 4980B of the Code and/or any other applicable law and have complied with the provisions of Code Sections 9801 and 9802.

          (d) Section 3.14(d) of the Company Disclosure Schedule lists each employment, severance or other similar contract, arrangement or policy, each cafeteria, educational assistance, dependent care assistance, and fringe benefit plan or arrangement, and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post retirement insurance, compensation or benefits which (i) is not one of the Company Plans, and (ii) is entered into, maintained or contributed to, as the case may be, by the Company. Such contracts, plans and arrangements as are described above are referred to collectively herein as the "Company Benefit
                                                            ---------------
Arrangements."  Each Company Benefit Arrangement has been maintained in material
------------
compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Company Benefit Arrangement. Except as set forth on Section 3.14(d) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has any obligations for post-retirement benefits under any Company Benefit Arrangement other than pursuant to Section 490B of the Code. There are no negotiations, demands or proposals (other than routine claims for benefits) that are pending, or to the knowledge of the Company, threatened which concern matters now covered, or that would be covered, by the foregoing types of Company Benefit Arrangements. The Company has delivered or made available to Jacobs copies of all documents evidencing or describing the Company Benefit Arrangements, including documents of the type listed in paragraph 3.13(b).

          (e) Except as disclosed in Section 3.14(e) of the Company Disclosure Schedule, no individual shall accrue or receive additional benefits, service or accelerated rights to payments of benefits under any Company Plan or Company Benefit Arrangement, including the right to receive any parachute payment, as defined in Section 280G of the Code, or become entitled to severance termination allowance or similar payments as a direct result of the transactions contemplated by this Agreement.

          (f) Except as disclosed on Section 3.14(f) of the Company Disclosure Schedule, the Company is not a party to or subject to any collective bargaining agreement with any union or any employment contract or arrangement providing for annual future compensation of any officer, consultant, director or employee.

     SECTION 3.15.  Taxes.  Except as disclosed on Section 3.15 of the Company
                    -----
Disclosure Schedule and except for any matter that would not reasonably be expected to have a Company Material Adverse Effect:

          (a) The Company and the Company Subsidiaries have timely filed all Tax Returns (as defined below) required to have been filed by them and all such Tax Returns are true, correct and complete in all respects; each affiliated group with which any of the Company and the Company Subsidiaries files a consolidated or combined Tax Return has filed all such Tax Returns that it was required to file for each taxable period during which any of the Company and the Company Subsidiaries was a member of the group and all such consolidated and combined Tax Returns were correct and complete in all respects; none of such Tax Returns contains a disclosure statement under Section 6662 of the Code (or any predecessor statute) or any similar provision of state, local or foreign law.

          (b) All Taxes due and payable by the Company and the Company Subsidiaries (whether or not shown on any Tax Return) have been timely paid in full or reflected as a reserve on the Company Financial Statements.

          (c) The charges, accruals and reserves for Taxes (including deferred Taxes) currently reflected on the Company Financial Statements were adequate to cover all unpaid Taxes accruing or payable by the Company and the Company Subsidiaries in respect of taxable periods that end on or before the date of each such Company Financial Statement.

          (d) There are no audits or administrative proceedings, court proceedings or claims pending against the Company or any of the Company Subsidiaries with respect to any Taxes and no assessment, deficiency or adjustment has been asserted or, to the knowledge of the Company, proposed with respect to any Tax Return of or with respect to the Company or any of the Company Subsidiaries and there are no liens for Taxes upon the assets or properties of the Company or any of the Company Subsidiaries, except for liens for Taxes not yet due and owing.

          (e) Within the past five years, no written claim has been made by an authority in a jurisdiction where the Company or any of the Company Subsidiaries currently do not file Tax Returns that any of the Company or the Company Subsidiaries are or may be subject to taxation by that jurisdiction.

          (f) The Company and each of the Company Subsidiaries have withheld and paid over all Taxes required to have been withheld and paid over in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (g) Neither the Company nor any Company Subsidiary is required to include in income any adjustment pursuant to Section 481(a) of the Code (or similar provisions of other law or regulations) by reason of a change in accounting method nor does the Company or any such Subsidiary have any knowledge that the IRS (or other taxing authority) has proposed, or is considering, any such change in accounting method.

          (h) The Company and the Company Subsidiaries are in full compliance with Section 263A of the Code and the Treasury Regulations thereunder for all taxable years for which the statute of limitations is not yet closed.

          (i) Neither the Company nor any Company Subsidiary has been included in any consolidated, combined or unitary Tax Return (other than for a group of which the Company is the common parent) provided for under the laws of the United States, any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired; and neither the Company nor any Company Subsidiaries has any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (j) Neither the Company nor any of the Company Subsidiaries are a party to or bound by any affiliated group consolidated return tax allocation agreement, tax sharing agreement or tax indemnification agreement, other than among themselves.

          (k) As of the Closing Date there will be no excess loss accounts, deferred intercompany gains or losses, or other like items pertaining to the Company or any of the Company Subsidiaries.

          As used in this Agreement, "Taxes" means all taxes, charges, fees,
                                      -----
levies, or other like assessments, including without limitation income, gross receipts, ad valorem, value added, premium, excise, real property, personal property, windfall profit, sales, use, transfer, license, withholding, employment, payroll, and franchise taxes imposed by: the United States or any other nation, state, or bilateral or multilateral governmental authority, any local governmental unit or subdivision thereof, or any branch, agency, or judicial body thereof ("Government") irrespective of whether imposed directly or
                        ----------
indirectly, as a successor or transferee liability, as a joint and several liability pursuant to Section 1.1502-6 of the Treasury Regulations or comparable or similar provisions of state, local or foreign law; and shall include any interest, fines, penalties, assessments, or additions to tax resulting from, attributable to, or incurred in connection with any such Taxes or any contest or dispute thereof. "Tax Return" means all returns, reports, statements, forms or
                   ----------
other materials or information required to be filed with any Taxing authority.

     SECTION 3.16.  Compliance with Laws.  Except as disclosed in Section 3.16
                    --------------------
of the Company Disclosure Schedule, and except for any matter that would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary is in violation of any applicable provisions of any laws, statutes, ordinances or regulations.

     SECTION 3.17.  Takeover Statutes.  No "fair price," "moratorium" or
                    -----------------
"control share acquisition" or other similar anti-takeover statute or regulation (each a "Takeover Statute") or any applicable anti-takeover provision in the
         ----------------
Company's Articles of Incorporation or bylaws is applicable to the Company, this Agreement, the Merger or any of the other transactions contemplated by this Agreement.

     SECTION 3.18.  Finders' Fees.  Except for Ernst & Young LLP ("Ernst &
                    -------------                                  -------
Young"), there is no investment banker, broker, finder or other intermediary
-----
which has been retained by or is authorized to act on behalf of the Company who would be entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement.

     SECTION 3.19.  Environmental Matters.  Except as disclosed in Section 3.19
                    ---------------------
of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has (i) received any notice of noncompliance with, violation of, or liability or potential liability under, any Environmental Law (as defined below) since January 1, 1994; (ii) entered into or agreed to any consent decree or order, and is not subject to any pending action, claim, judgment, decree, injunction or judicial order under any Environmental Law or relating to the cleanup of any hazardous materials or wastes

(including infectious and medical wastes); (iii) agreed to undertake, and has not undertaken, any other material cleanup of hazardous materials or wastes (including infectious and medical wastes) relating to properties currently or formerly owned or leased by the Company or any of the Company Subsidiaries; (iv) disposed or arranged for disposal of Hazardous Substances (as defined below) on any third party property that has subjected or may subject the Company or any of the Company Subsidiaries to material liability under any Environmental Law; or
(v) entered into any indemnity agreement or other contractual arrangement in which it has agreed to assume the liabilities of any other party under any Environmental Law. The Company and the Company Subsidiaries are in compliance with (and, to the knowledge of the Company, have at all times been in compliance with) all Environmental Laws in all material respects. There has been no disposal, release, or threatened release of Hazardous Substances on, under, in, or from properties currently or formerly owned or leased by the Company or any of the Company Subsidiaries, or otherwise related to the operations of the Company or any of the Company Subsidiaries that has subjected or may subject the Company or any of the Company Subsidiaries to material liability under any Environmental Law. No underground storage tanks, asbestos-containing material, or polychlorinated biphenyls have ever been located on properties currently or formerly owned or leased by the Company or any of the Company Subsidiaries, in any such case, the presence of which has, or would reasonably be expected to have, a Company Material Adverse Effect. The Company has delivered to Jacobs copies of all environmental assessments, audits, studies, and other environmental reports in its possession or in the possession of any of the Company Subsidiaries relating to the Company, any of the Company Subsidiaries or any of their current or former properties or operations.

     For purposes of this Agreement, "Environmental Law" means any federal,
                                      -----------------
state, local or foreign law, statute, ordinance, rule, regulation, or treaty; all judicial, administrative, and regulatory orders, judgments, decrees, permits, and authorizations; and common law relating to: (A) the protection, investigation, remediation, or restoration of the environment or natural resources, (B) the handling, use, storage, treatment, disposal, release or threatened release of any Hazardous Substance, (C) noise, odor, pollution, contamination, land use, any injury or threat of injury to persons or property or (D) the protection of the health and safety of employees or the public.

     For purposes of this Agreement, "Hazardous Substance" means any substance,
                                      -------------------
material, or waste that is: (A) listed, classified or regulated in any concentration pursuant to any Environmental Law; (B) any petroleum hydrocarbon, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance, material, or waste which may be the subject of regulatory action by any governmental entity pursuant to any Environmental Law.

     SECTION 3.20.  Insurance; Bonds.  The Company has provided to Jacobs a
                    ----------------
complete list accurately describing all insurance policies, other than insurance policies purchased by subcontractors or other third parties under which the Company or any of the Company Subsidiaries are additional named insureds, held by or for the benefit of the Company or any of the Company Subsidiaries or concerning their respective businesses and properties, including but not limited to all casualty, errors and omissions insurance and officers' and directors' liability insurance policies that cover the Company or any of the Company Subsidiaries or their officers and directors and all material outstanding bonds, letters of credit and other surety arrangements issued or entered into in connection with the businesses, assets and liabilities of the Company or any of the Company Subsidiaries. There are no pending material claims against such insurance by the Company or any of the Company Subsidiaries as to which the applicable insurers have denied coverage. In addition, there exist no material claims under such insurance that have not been properly filed by the Company or any of the Company Subsidiaries. During the past three (3) years, neither the Company nor any Company Subsidiary has been refused any insurance coverage by any insurer from which the Company or any Company Subsidiary has sought coverage.

     SECTION 3.21.  Labor and Employment Matters.  Except as set forth in
                    ----------------------------
Section 3.21 of the Company Disclosure Schedule, there is no collective bargaining agreement or other labor agreement to which the Company or any of the Company Subsidiaries is a party or by which the Company or any of the Company Subsidiaries is bound. Each of the Company and the Company Subsidiaries has complied in all material respects with all applicable laws, rules and regulations relating to the employment of the employees of the Company and the Company Subsidiaries, including, without limitation, those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by appropriate governmental authorities and have withheld and paid to the appropriate governmental entities, or are holding for payment not yet due to such authorities, all material amounts required to be withheld from the employees of the Company or the Company Subsidiaries and are not liable for any material arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. There is no: (a) unfair labor practice complaint against the Company or any of the Company Subsidiaries pending before the National Labor Relations Board or any state or local agency; (b) pending labor strike or other material labor trouble involving the Company or any Company Subsidiary; (c) material labor grievance pending against the Company or any Company Subsidiary; (d) pending representation question respecting the employees of the Company or any Company Subsidiary; or (e) pending arbitration proceedings arising out of or under any collective bargaining agreement to which the Company or any Company Subsidiary is a party or by which it is bound.

     SECTION 3.22.  Material Contracts.  (a) Section 3.22 of the Company
                    ------------------
Disclosure Schedule lists all of the following types of contracts or arrangements to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets are bound:

               (i) all Client Contracts (as defined below) (A) which are "fixed-price," "guaranteed maximum price" or similar contracts, (B) pursuant to which the Company or any of the Company Subsidiaries has responsibility for any construction activity and (C) with a total contract value in excess of $5,000,000, including all such contracts involving a joint venture, partnership or teaming arrangement of the Company or any of the Company Subsidiaries with another party (collectively, the "Fixed-Price
                                                         -----------
     Construction Contracts");
     ----------------------

               (ii) any agreement, other than Client Contracts and purchase orders or sub-contracts associated with Client Contracts, presently in effect for the purchase of inventory, supplies, equipment or other personal property, or the procurement of services, except individual purchase orders or aggregate purchase orders to a single vendor involving payments of less than $500,000;

               (iii) any lease presently in effect or ownership of equipment, machinery or other personal property involving aggregate annual payments in excess of $500,000;

               (iv) any agreement presently in effect relating to the purchase or acquisition, by merger or otherwise, of a significant portion of its business, assets or securities by any other Person, or of any other Person by it, other than as contemplated herein;

               (v) any agreement presently in effect containing a covenant or covenants which purport to limit its ability or right to engage in any lawful business activity material to it or to compete with any Person in a business material to it;

               (vi) any agreement presently in effect pursuant to which it has appointed any Person to act as its sales agent or pursuant to which it has been appointed a sales agent by any third party;

               (vii) any agreement presently in effect with any of its officers or directors and any material agreement presently in effect with any of its employees or affiliates, not otherwise listed on Section 3.14(d) of the Company Disclosure Schedule, including all non-competition and indemnification agreements;

               (viii) any agreement presently in effect for the license of any patent, copyright, trade secret or other proprietary information agreements involving the payment by or to the Company or any Company Subsidiary in excess of $500,000 per year;

               (ix) any agreement entered into outside the ordinary course of business and presently in effect, involving payments to or obligations of in excess of $500,000, not otherwise described in this Section 3.22, and other than Client Contracts; and

               (x) any loan agreement, agreement of indebtedness, note, security agreement, guarantee or other document pursuant to or in connection with the Company's or any of the Company Subsidiaries' receipt or extension of credit in excess of $500,000 other than in connection with Client Contracts (items listed in (i) through (x) are collectively referred to herein as the "Contracts").
      ---------

          (b) The Company has delivered or otherwise made available to Jacobs and its representatives all Contracts, Client Contracts and all Bids (as defined below) for Fixed-Price Construction Contracts (and all amendments, modifications and supplements thereto and all side letters to which the Company or any Company Subsidiary is a party affecting the obligations of any party thereunder).

          (c) Except as set forth in Section 3.22(c) of the Company Disclosure Schedule (and with respect to clauses (i), (ii), (iii), (iv) and (v) below, except as otherwise would not reasonably be expected to have a Company Material Adverse Effect):

               (i) There is no default under any Contract or Client Contract either by the Company or any of the Company Subsidiaries or, to the knowledge of the Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or any of the Company Subsidiaries or, to the knowledge of the Company, any other party;

               (ii) No party to any Contract or Client Contract has given notice to the Company or any Company Subsidiary of or made a claim against the Company or any Company Subsidiary with respect to any breach or default thereunder;

               (iii) To the knowledge of the Company, no party to any Contract or Client Contract intends to cancel, withdraw, modify or amend any such Contract or Client Contract;

               (iv) With respect to each and every Client Contract or Bid, (a) the Company has fully complied with all terms and conditions of such Client Contract or Bid, including all clauses, provisions and requirements incorporated expressly, by reference or by operation of law therein; (b) the Company has fully complied with all requirements of any statute, rule, regulation or order of any Governmental Authority or any agreement, pertaining to such Client Contract or Bid, including the International Trade in Arms Regulation; (c) all representations and certifications executed, acknowledged or set forth in or pertaining to such Client Contract or Bid were current, accurate and complete as of their effective date, and the Company has fully complied with all such representations and certifications, including, without limitation, all representations and certifications required by or relating to the Truth-In-Negotiations-Act, the Procurement Integrity Act, the Foreign Corrupt Practices Act, the Cost Accounting Standards, the regulations and rules relating to Foreign Military Sales and the regulations and rules relating to the submission of progress payment requests; (d) no Governmental Authority nor any prime contractor, subcontractor or other Person has notified the Company, either orally or in writing, that the Company has breached or violated any statute, rule, regulation, certification, representation, clause, provision or requirement; (e) no termination for convenience, termination for default, cure notice or show cause notice has been issued; (f) no cost incurred by the Company has been questioned or disallowed; and (g) no money due to the Company has been withheld or set off;

               (v) There exist (a) no financing arrangements with respect to performance of any Client Contract; (b) no outstanding claims or requests for equitable or financial adjustments against the Company or any of the Company Subsidiaries, either by any party to a Client Contract, any Governmental Authority or by any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Client Contract or Bid;
     (c) no facts that are known by the Company or any of the Company Subsidiaries upon which such a claim may be validly based in the future; (d) no disputes between the Company or any of the Company Subsidiaries and any party to a Client Contract, any Governmental Authority or any prime contractor, subcontractor or vendor arising under or relating to any Client Contract or Bid; and (e) no facts that are known by the Company or any of the Company Subsidiaries over which such a dispute may validly arise in the future; and

               (vi) There exists no uncompleted Client Contract as to which the Company's estimated cost at completion (including material and labor costs, other direct costs, overheads, engineering costs and manufacturing costs, whether incurred or yet to be incurred) as of the Company Balance Sheet Date exceeds by $500,000 the aggregate contract revenue recorded or to be recorded under such Client Contract through completion (a "Loss Contract").
                                                                -------------

     For purposes of this Agreement, "Client Contract" means any contract,
                                      ---------------
subcontract, teaming agreement or arrangement, joint venture, basic ordering agreement, letter contract, purchase order, delivery order, change order, or other enforceable commitment of any kind relating to the business of the Company or any of the Company Subsidiaries pursuant to which the Company or any of the Company Subsidiaries has derived, or is expected to derive, any revenue.

     For purposes of this Agreement, "Government Contract" means (a) any Client
                                      -------------------
Contract between the Company or any of the Company Subsidiaries and (i) any Governmental Authority, (ii) any prime contractor to any Governmental Authority, or (iii) any subcontractor with respect to any contract described in clause (i) or (ii) and (b) any Client Contract which is wholly or partially funded by, directly or indirectly, or through any Governmental Authority.

     For purposes of this Agreement, "Bid" means any quotation, bid or proposal
                                      ---
by the Company or any of the Company Subsidiaries which, if accepted or awarded, would lead to a Fixed-Price Construction Contract.

     For purposes of this Agreement, "Governmental Authority" means any foreign,
                                      ----------------------
domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

     SECTION 3.23.  Related Party Transactions.  Except as set forth in
                    --------------------------
Sections 3.22 or 3.23 of the Company Disclosure Schedule and except for compensation and benefits payable in the ordinary course of business and except for normal travel advances made in the ordinary course of business consistent with past practice, no shareholder, director, officer, partner, employee, "affiliate" or "associate" (as such terms are defined in Rule 12b-2 under the Exchange Act) of the Company or any of the Company Subsidiaries (a) since January 1, 1996, has lent or borrowed any monies to or from or has outstanding any indebtedness or other similar obligations to the Company or any of the Company Subsidiaries (other than such Person's Flexi-Trust Debt), (b) to the knowledge of the Company, owns any direct or indirect interest of any kind (except with respect to the ownership of not more than one percent (1%) of any class of equity security in a publicly-held company) in, or is a director, officer, employee, partner, affiliate or associate of, or consultant or lender to, or borrower from, or has the right to participate in the management, operations or profits of, any Person that is a competitor, supplier, customer, distributor, lessor, tenant, creditor or debtor of the Company or any of the Company Subsidiaries, (c) is otherwise a party to, or since January 1, 1996 has been a party to, any contract, arrangement or understanding with the Company or any of the Company Subsidiaries involving payments equal to or in excess of $60,000 per year or (d) to the knowledge of the Company, owns or has any rights in any assets, properties, licenses or rights which are used or leased (or, since January 1, 1996, were used or leased) by the Company or any of the Company Subsidiaries in the conduct of their respective businesses.

     SECTION 3.24.  Real Estate.  (a) The Company has delivered or otherwise
                    -----------
made available to Jacobs and its representatives a complete and accurate list of the following:

               (i) all real property and interests in real property and the buildings, structures and improvements thereon (the "Owned Property") which
                                                          --------------
     the Company or any of the Company Subsidiaries owns;

               (ii) all leases (the "Leases") of real property and interests in
                                     ------
     real property and the buildings, structures and improvements thereon (the "Leased Property" and together with the Owned Property, the "Facilities")
     ----------------                                             ----------
     pursuant to which the Company or any of the Company Subsidiaries is the lessee;

               (iii) all contracts or options (and all amendments, extensions and modifications thereto) held by the Company or any of the Company Subsidiaries, or contractual obligations (and all amendments, extensions and modifications thereto) on the part of either the Company or any of the Company Subsidiaries, to purchase or acquire any interest in real property;

               (iv) all contracts or options (and all amendments, extensions and modifications thereto) granted by either the Company or any of the Company Subsidiaries, or contractual obligations (and all amendments, extensions and modifications thereto) on the part of either the Company or any of the Company Subsidiaries, to sell or dispose of any interest in real property; and

               (v) all policies of title insurance issued to the Company or any of the Company Subsidiaries with respect to the Facilities.

The Facilities are sufficient for the conduct of the Company's business as such business is now being conducted. All Owned Properties have received all required approvals of Governmental Authorities (including, without limitation, permits and a certificate of occupancy or other similar certificate permitting lawful occupancy of the Facilities) required in connection with the operation thereof and are being operated and maintained in all material respects in accordance with applicable laws, rules and regulations. The improvements constructed on the Facilities, including, without limitation, all leasehold improvements situated in or on the Leased Property and owned by the Company, and all material fixtures and equipment and other material tangible assets owned, leased or used by the Company or any of the Company Subsidiaries at the Facilities are (i) subject to no known material defects, (ii) in good operating condition and repair, subject to ordinary wear and tear, and (iii) in conformity in all material respects with all applicable laws, ordinances, orders, regulations and other requirements relating thereto currently in effect.

          (b) Except as set forth in Section 3.24 of the Company Disclosure Schedule, (i) each Lease is in full force and effect, (ii) neither the Company nor any of the Company Subsidiaries is in default in any material respect of their respective obligations under any Lease, and (iii) the Company and the Company Subsidiaries have no knowledge of any restriction or any asserted restriction that does or could reasonably be expected to impair in any material respect the use of the applicable Facility in the business of the Company or any Company Subsidiary as now used.

          (c) Except as set forth in Section 3.24 of the Company Disclosure Schedule and except for matters that do not have, and would not reasonably be expected to have, a Company Material Adverse Effect and except for matters disclosed on any policies of title insurance issued to the Company or any of the Company Subsidiaries with respect to the Owned Properties which have been made available to Jacobs, none of the Owned Properties are subject to any liens, mortgages, deeds of trust, claims against title, security interests, rights of way, written agreements, reservations of an interest in title or other encumbrances on title.

     SECTION 3.25.  Government Contracting.  (a) Except as set forth in Section
                    ----------------------
3.25 of the Company Disclosure Schedule: (i) neither the Company, any of the Company Subsidiaries nor any of the Company's and the Company Subsidiaries' directors, officers or employees, or to the knowledge of the Company, any of the Company's and the Company Subsidiaries' agents or consultants, is (or for the last five years has been) under administrative, civil or criminal investigation (including as a result of a qui tam or similar action brought under the Civil
                            -------
False Claims Act or any similar state or local law, rule or regulation), indictment or information, audit or internal investigation with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract or Bid or is (or for the last five years has been) in violation of any statutes or regulations relative to prohibited practices, including but not limited to the False Claims Act, prohibitions against "Buying In", the Anti-Kickback Act, the Federal Election Campaign Act, Truth-In-Negotiations-Act, the Procurement Integrity Act, the Foreign Corrupt Practices Act, International Trade in Arms Regulation, Cost Accounting Standards, prohibitions against conflict of interest and anti-trust laws or any governmental accounting regulations; (ii) neither the Company nor any of the Company Subsidiaries have made a voluntary disclosure to any Governmental Authority with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract or Bid that has led or would reasonably be expected to lead, either before or after the Closing Date, to any of the consequences set forth in (i) - (ii) above or any other material damage, penalty assessment, recoupment of payment or disallowance of cost.

          (b) Except as set forth in Section 3.25 of the Company Disclosure Schedule, neither the Company, any of the Company Subsidiaries nor any of the Company's and the Company Subsidiaries' directors, officers or employees is (or for the last five years has been) suspended or debarred from doing business with any Governmental Authority or has been declared nonresponsible or ineligible for U.S. Government contracting. The Company knows of no circumstances that would warrant the institution of suspension or debarment proceedings or the finding of nonresponsibility or ineligibility on the part of the Company or any of the Company Subsidiaries in the future.

          (c) Except to the extent prohibited by the Industrial Security Manual For Safeguarding Classified Information, Section 3.25 of the Company Disclosure Schedule sets forth all facility security clearances held by the Company or any of the Company Subsidiaries. The Company and the Company Subsidiaries and each of their respective officers, directors or employees are in compliance in all material respects with all laws, rules, regulations and other requirements relating to such facility security clearances or the safeguarding of classified information, and none of the Company or any of the Company Subsidiaries know of any facts or circumstances which would result in the revocation of such facility security clearances. The Company and the Company Subsidiaries are in full compliance with all Foreign Ownership and Control Interests ("FOCI") regulations
                                                              ----
and have received all appropriate approvals within the last five years.

          (d) Except as set forth in Section 3.25 of the Company Disclosure Schedule, the Company's cost accounting and procurement systems with respect to Government Contracts are in compliance in all material respects with all applicable governmental regulations and rules.

     SECTION 3.26.  Foreign Corrupt Practices.  Neither the Company, the Company
                    -------------------------
Subsidiaries nor any director, officer or employee of the Company or any Company Subsidiary, nor, to the knowledge of the Company, any other Person acting on behalf of the Company or any of the Company Subsidiaries, has, directly or indirectly, within the past four years (a) given or agreed to give any gift or similar benefit to any customer, supplier, governmental official or employee, representative of a political party, or other person who is or may be in a position to help or hinder the Company or any Company Subsidiary (or assist the Company or any Company Subsidiary in connection with any actual or proposed transaction) which (i) is in violation of applicable federal, state, local or foreign law, (ii) for any of the purposes described in Section 162(c) of the Foreign Corrupt Practices Act, or (iii) for establishment or maintenance of any concealed fund or concealed bank account, or (b) acted in a manner which would be unlawful under any applicable United States or foreign laws pertaining to the export or import of technical data, restrictive trade practices or boycotts or the regulations under any of such statutes or laws.

     SECTION 3.27.     Year 2000.  Except as set forth in Section 3.27 of the
                       ---------
Company Disclosure Schedule, all of the material computer software, computer firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software system(s) that are used or relied on in any material respect by the Company or any of the Company Subsidiaries in the conduct of their respective businesses will not malfunction in any material respect, will not cease to function in any material respect, will not generate incorrect data in any material respect, and will not produce incorrect results in any material respect when processing, providing, and/or receiving (i) date-related data into and between the twentieth and twenty-first centuries and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries, in any such case, assuming that all computer software, computer firmware, computer hardware (whether general or special purpose) and other similar or related items of automated, computerized and/or software system(s) that are used by any other Person (including Jacobs and/or its affiliates) after the Effective Time in combination with the foregoing property of the Company, properly exchange date/time data with such Company property (collectively, "Year 2000 Compliance"). Neither the Company nor
                                 --------------------
any of the Company Subsidiaries have (i) received any communications asserting any claim with respect to the Company's or any of the Company Subsidiaries' Year 2000 Compliance and (ii) made any certifications relating to Year 2000 Compliance.

     SECTION 3.28.  Intellectual Property.  The Company and the Company
                    ---------------------
Subsidiaries own, or are validly licensed or otherwise have the right to use all
(i) foreign and United States federal and state patents, trademarks, trade names, service marks and copyright registrations, (ii) foreign and United States federal and state patent, trademark, trade name, service mark and copyright applications for registration, (iii) common law claims to trademarks, service marks and trade names, (iv) claims of copyright which exist although no registrations have been issued with respect thereto, (v) fictitious business name filings with any state or local Governmental Authority and (vi) inventions, concepts, designs, improvements, original works of authorship, computer programs, know-how, research and development, techniques, modifications to existing copyrightable works of authorship, data and other proprietary and intellectual property rights (whether or not patentable or subject to copyright or trade secret protection), in each case which are material to the conduct of the business of the Company and the Company Subsidiaries, taken as a whole (collectively, the "Intellectual Property Rights"). There are no Liens on the
                    ----------------------------
Intellectual Property Rights. There are no outstanding and, to the Company's knowledge, no threatened material disputes or disagreements with the Company or any of the Company Subsidiaries with respect to any Intellectual Property Rights.

     SECTION 3.29.  Title to Assets.  Except as set forth in Section 3.29 of the
                    ---------------
Company Disclosure Schedule and except where the failure to have a good, valid and indefeasible title would not reasonably be expected to have a Company Material Adverse Effect, each of the Company and the Company Subsidiaries has good, valid and indefeasible title to all of the tangible assets purported to be owned by it, whether real, personal or mixed. All tangible property owned by the Company or any of the Company Subsidiaries is free and clear of restrictions on or conditions to transfer or assignment, and free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions or restrictions, except for those disclosed in the Company Financial Statements, except for matters disclosed on any policies of title insurance issued to the Company or any of the Company Subsidiaries with respect to any Facilities and made available to Jacobs and except for those not reasonably expected to have a Company Material Adverse Effect.

     SECTION 3.30.  Accuracy and Completeness of Securityholders' Schedules.
                    -------------------------------------------------------
The schedules provided or to be provided by the Company to Jacobs, the Payment Agent or the Escrow Agent pursuant to Article I shall accurately and completely reflect the corresponding information set forth in the books and records of the Company and the Flexi-Trust, respectively.

     SECTION 3.31.  No Other Representations.  Neither the Company nor any
                    ------------------------
Person affiliated therewith shall be deemed to have made to Jacobs or any other Person any representation or warranty other than as expressly made by the Company in this Article 3. Neither the Company nor any Person affiliated therewith makes any representation or warranty regarding any projections, estimates, budgets or forward-looking information heretofore delivered to or made available to Jacobs or any other Person regarding future revenues, expenses or expenditures, future results of operation or, except as expressly covered by a representation and warranty contained in Article 3 hereof, any other information or documents made available to Jacobs or any other Person with respect to the Company.

                                   ARTICLE 4


                         REPRESENTATIONS AND WARRANTIES
                                   OF JACOBS

     Jacobs represents and warrants to the Company that, except as otherwise disclosed on a disclosure schedule delivered on or prior to the date hereof to the Company by Jacobs (the "Jacobs Disclosure Schedule") or any Jacobs SEC
                            --------------------------
Reports (as defined herein):

     SECTION 4.1.  Corporate Existence and Power.  Jacobs is a corporation
                   -----------------------------
duly incorporated, validly existing and in good standing under the laws of the State of Delaware and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Missouri and each of Jacobs and Merger Subsidiary has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted other than any such licenses, authorizations, permits, registrations, consents and approvals the failure of which to have would not reasonably be expected to have a Jacobs Material Adverse Effect (as defined below). Each of Jacobs and Merger Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not reasonably be expected to have a Jacobs Material Adverse Effect. Jacobs has heretofore delivered to the Company true and complete copies of the certificate or articles of incorporation and bylaws as currently in effect for each of Jacobs and Merger Subsidiary. For purposes of this Agreement, a "Jacobs Material Adverse Effect" means a material
                               ------------------------------
adverse effect on the assets, liabilities, business or operations of Jacobs and/or any of the Jacobs Subsidiaries (as defined below) taken as a whole, or on the ability of Jacobs to perform its obligations hereunder. The Jacobs Disclosure Schedule contains a true and complete list of all of Jacobs' subsidiaries (the "Jacobs
                                                            ------
Subsidiaries").
------------

     SECTION 4.2.  Corporate Authorization.  The execution, delivery and
                   -----------------------
performance by Jacobs and Merger Subsidiary of this Agreement and the consummation by Jacobs and Merger Subsidiary of the transactions contemplated hereby are within Jacobs' and Merger Subsidiary's corporate powers subject to the conditions set forth in this Agreement, and have been duly authorized by the Boards of Directors of Jacobs and Merger Subsidiary, and by Jacobs as the sole shareholder of Merger Subsidiary, and no other corporate proceedings on the part of Jacobs or Merger Subsidiary are necessary to authorize this Agreement, the Merger, and the transactions contemplated hereby. This Agreement constitutes a valid and binding agreement of Jacobs and Merger Subsidiary, enforceable against Jacobs and Merger Subsidiary in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors rights and by the availability of equitable remedies.

     SECTION 4.3.  Governmental Authorization.  The execution, delivery and
                   --------------------------
performance by Jacobs and Merger Subsidiary of this Agreement and the consummation of the transactions contemplated hereby and the Merger by Jacobs and Merger Subsidiary require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (a) the filing of a certificate of merger in accordance with the GBCL; (b) compliance with any applicable requirements of the HSR Act; (c) compliance with any applicable requirements of the Exchange Act and the Securities Act, (d) compliance with any applicable foreign or state securities or Blue Sky laws; (e) compliance with state takeover, antitrust and competition law filings and approvals; and (f) such actions by or filings with governmental bodies, agencies, officials or authorities, the failure of which to obtain or make would not reasonably be expected to: (1) have, individually or in the aggregate, a Jacobs Material Adverse Effect; (2) impair the ability of Jacobs and Merger Subsidiary to perform their obligations under this Agreement; or (3) prevent the consummation of the transactions contemplated by this Agreement.

     SECTION 4.4.  Non-Contravention.  The execution, delivery and performance
                   -----------------
by Jacobs and/or Merger Subsidiary of this Agreement and the consummation by Jacobs and Merger Subsidiary of the transactions contemplated hereby do not and will not (except in the case of clauses (b), (c) and (d) of this Section 4.4, for any such matters that have not had, and would not reasonably be expected to have, a Jacobs Material Adverse Effect): (a) contravene or conflict with the articles or certificate of incorporation or bylaws of Jacobs, Merger Subsidiary or the Jacobs Subsidiaries, (b) assuming compliance with the matters referred to in Section 4.3, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or instrument binding upon or applicable to Jacobs, the Jacobs Subsidiaries and/or Merger Subsidiary or any of their respective assets, (c) result in a violation or breach of, or constitute a default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of Jacobs and/or Merger Subsidiary or to a loss of any benefit to which Jacobs and/or Merger Subsidiary is entitled under any provision of any agreement, contract or other decree binding upon Jacobs and/or Merger Subsidiary or to which

Jacobs and/or Merger Subsidiary is a party or by which it is affected or any license, franchise, permit or other similar authorization held by Jacobs and/or Merger Subsidiary or to which Jacobs and/or Merger Subsidiary is a party or by which it is affected or (d) result in the creation or imposition of any Lien on any asset of Jacobs and/or Merger Subsidiary.

     SECTION 4.5.  Jacobs SEC Reports and Financial Statements.  Jacobs has
                   -------------------------------------------
delivered to the Company true and complete copies of each registration statement, report and proxy or information statement, including, without limitation, its Annual Reports to Shareholders incorporated in material part by reference in certain of such reports, in the form (including exhibits and any amendments thereto) required to be filed with the Securities and Exchange Commission (the "SEC") since January 1, 1996 (collectively, the "Jacobs SEC
                 ---                                             ----------
Reports").  Except as set forth in the Jacobs Disclosure Schedule, as of the
-------
respective dates such Jacobs SEC Reports were filed or, if any such Jacobs SEC Reports were amended, as of the date such amendment was filed, each of the Jacobs SEC Reports (i) complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the audited consolidated financial statements and unaudited consolidated interim financial statements of Jacobs (including any related notes and schedules) included (or incorporated by reference) in its Annual Reports on Form 10-K for each of the three fiscal years ended September 30, 1996, 1997 and 1998, when filed, and Quarterly Reports on Form 10-Q for all interim periods subsequent thereto (the "Jacobs Financial Statements") fairly present, in conformity with
              ---------------------------
GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Jacobs and the Jacobs Subsidiaries as of its date and the consolidated results of operations and cash flows for the period then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). There has been no change in Jacobs' accounting policies or methods of making accounting estimates or changes in estimates that are material to the Jacobs Financial Statements, except as described in the notes thereto. For purposes of this Agreement,

"Jacobs Balance Sheet" means Jacobs' balance sheet dated as of September 30,
---------------------
1998 and "Jacobs Balance Sheet Date" means September 30, 1998.
          -------------------------

     SECTION 4.6.  Absence of Undisclosed Liabilities.  Except for
                   ----------------------------------
liabilities or obligations which are accrued or reserved against in the Jacobs Financial Statements (or reflected in the notes thereto) or which were incurred after the Jacobs Balance Sheet Date in the ordinary course of business and consistent with past practices or in connection with the transactions contemplated by this Agreement, Jacobs and the Jacobs Subsidiaries do not have any material liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a consolidated balance sheet (or reflected in the notes thereto).

     SECTION 4.7.  Information Supplied.  None of the information supplied or
                   --------------------
to be supplied by Jacobs, the Jacobs Subsidiaries, or on their behalf by their auditors, attorneys, financial advisors, other consultants or advisors for inclusion in the Proxy Statement, will at the time of any meeting of shareholders of the Company to vote upon this Agreement and the transactions contemplated hereby contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading or necessary to correct any statement in any earlier communication (including the Proxy Statement) to shareholders of the Company with respect to the transactions contemplated by this Agreement. The Proxy Statement as it relates to Jacobs and the Jacobs Subsidiaries will comply as to form in all material respects with the provisions of all applicable laws including the provisions of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, except that no representation is made by Jacobs with respect to information supplied by or on behalf of the Company specifically for inclusion therein.

     SECTION 4.8.  Absence of Certain Changes.  Since the Jacobs Balance Sheet
                   --------------------------
Date, Jacobs and the Jacobs Subsidiaries have conducted their business in the ordinary course consistent with past practices and there has not been any Jacobs Material Adverse Effect.

     SECTION 4.9.  Financing.  Jacobs has and until the Effective Time will
                   ---------
continuously have sufficient funds or binding commitments therefor, subject to no material conditions other than those contained herein, in amounts sufficient to fund all amounts payable hereunder.

                                   ARTICLE 5


                            COVENANTS OF THE COMPANY

     SECTION 5.1.  Confidentiality.  The Company hereby acknowledges that all
                   ---------------
non-public documents and information concerning Jacobs furnished to the Company in connection with the transactions contemplated by this Agreement are subject to the terms and conditions of a confidentiality letter dated July 22, 1998, by and between the Company and Jacobs, as amended from time to time (the "Confidentiality Letter"). The Confidentiality Letter is incorporated herein by
-----------------------
this reference. Effective upon Closing, and only upon Closing, the Confidentiality Letter shall terminate.

     SECTION 5.2.  Conduct of the Company.  During the period from the date of
                   ----------------------
this Agreement and continuing until the Effective Time, the Company agrees (except as expressly contemplated or permitted by this Agreement, or to the extent that Jacobs shall otherwise consent in writing, which consent shall not be unreasonably withheld) as follows:

          (a) The Company and the Company Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice (provided, however, that neither the Company nor any of the Company Subsidiaries shall enter into any Fixed-Price Construction Contract or any other contract, agreement, arrangement or understanding that would involve amounts in excess of $10,000,000) and use their reasonable best efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing business shall not be impaired in any material respect at the Effective Time.

          (b) The Company shall not, nor shall it permit any of the Company Subsidiaries to, nor shall it propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except that it may continue the declaration and payment of regular quarterly cash dividends, with usual record and payment dates for such dividends in accordance with the Company's past dividend practice, (ii) split, combine or reclassify its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or
(iii) except as required by the Company's Shareholder Agreement, repurchase, redeem or otherwise acquire, any shares of capital stock of the Company or any of the Company Subsidiaries. It is understood that the foregoing shall not prevent the Company from taking any action required by the terms of the Company Options.

          (c) The Company shall not, nor shall it permit any of the Company Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class or any securities convertible into, or any rights (including preemptive rights), warrants, calls, subscriptions or options to acquire, any such shares or convertible securities, other than (i) the issuance of shares of Company Common Stock upon the exercise of Company Options outstanding on the date hereof and
(ii) issuance by a Company Subsidiary of its capital stock to its parent.

          (d) Neither the Company nor any of the Company Subsidiaries shall amend or propose to amend their respective Articles of Incorporation or bylaws except as may be necessary to accomplish the Merger and other transactions contemplated by this Agreement on the terms and conditions hereof.

          (e) The Company shall provide Jacobs, within 5 business days, copies of all filings made by the Company with any Governmental Authority in connection with this Agreement and the transactions contemplated hereby, other than the portions of such filings that include confidential information not directly related to the transactions contemplated by this Agreement.

          (f) The Company shall not (i) enter into, adopt, amend in any material respect (except as may be required by law) or terminate any Company Benefit Plan or other employee benefit plan or any agreement, arrangement, plan or policy between the Company and one or more of its directors or officers, or (ii) except as may be required for the Company to satisfy its obligations pursuant to the Company Bonus Plan and except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a greater than 5% increase in benefits or compensation expense to the Company or any of the Company Subsidiaries, increase by more than 5% in the aggregate the compensation or fringe benefits of the directors and officers of the Company and the Company Subsidiaries or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock options, restricted stock, or similar stock-based awards) or enter into any contract, agreement, commitment or arrangement to do any of the foregoing, except as otherwise provided herein.

          (g) Each of the Company and the Company Subsidiaries shall use its reasonable best efforts to materially comply with all laws, rules and regulations and comply with all material contractual and other material obligations applicable to such Company or the Company Subsidiaries.

          (h) Neither the Company nor any of the Company Subsidiaries shall incur any indebtedness for borrowed money, not issue any bond, debenture or promissory note and, except for trade payables and any other liabilities or obligations incurred in the ordinary course of business (consistent with past practice), not create, incur, acquire, assume, guarantee or become subject to, or agree to incur or become subject to, any other obligation or liability (contingent or otherwise) in excess of $500,000.

          (i) Each of the Company and the Company Subsidiaries shall be obligated to not subject any of its respective assets (whether tangible or intangible) to any Lien (except for leases that do not materially impair the use of the property subject thereto).

          (j) Each of the Company and the Company Subsidiaries shall be obligated to not acquire any material properties or assets in excess of $500,000 and not sell, assign, transfer, convey, lease or otherwise dispose of any of its material properties or assets in excess of $500,000 (except for fair consideration in the ordinary course of business consistent with past practice).

          (k) Each of the Company and the Company Subsidiaries shall be obligated to not cancel or compromise any material debt or material claim or waive or release any material right of the Company or any of the Company Subsidiaries except in the ordinary course of business consistent with past practice;

          (l) Each of the Company and the Company Subsidiaries shall be obligated to not enter into any commitment for capital expenditures of the Company in excess of $100,000 for any individual commitment and $250,000 for all commitments in the aggregate except as set forth on Section 5.2 of the Company Disclosure Schedule.

          (m) Each of the Company and the Company Subsidiaries shall not agree to take any action which would be prohibited by this Section 5.2.

     SECTION 5.3. Advice of Changes.  The Company shall confer on a regular and
                  -----------------
frequent basis with Jacobs, report on operational matters and promptly advise Jacobs orally and in writing of any change or event having, or which, insofar as reasonably can be foreseen, would have, a Company Material Adverse Effect.

     SECTION 5.4. Merger Approval; Proxy Materials.  (a) Subject to Section
                  --------------------------------
5.4(c), the directors of the Company shall recommend approval of this Agreement, the Merger, and the transactions contemplated hereby ("Merger Approval") by the
                                                       ---------------
Company's shareholders and the Company shall cause a meeting of its shareholders (the "Company Shareholder Meeting") to be duly called and held as soon as
      ---------------------------
reasonably practicable, but in any event no later than 30 days after the date of this Agreement, for the purpose of voting on the Merger Approval.

          (b) Subject to Section 5.5, in connection with the Company Shareholder Meeting, the Company (i) as soon as reasonably practicable, will participate in the preparation of and thereafter mail to its shareholders, the Proxy Statement and all other proxy materials for such meeting, and (ii) will use its best efforts to obtain the requisite vote of shareholders in favor of the Merger Approval.

     SECTION 5.5. Acquisition Proposals.  (a) The Company agrees that it has had
                  ---------------------
sufficient opportunity, and has taken advantage of such opportunity, to solicit other competing Acquisition Proposals (as defined below). In view of the foregoing, the Company agrees that neither it nor any of the Company Subsidiaries shall authorize or permit any of its officers, directors, employees, agents or representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of the Company Subsidiaries) to directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer (including, without limitation, any proposal, tender offer or exchange offer to the Company's shareholders) for the acquisition of the Company or any of the Company Subsidiaries (whether by way of merger, consolidation, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets by any Person other than Jacobs and Merger Subsidiary (any such proposal or offer being hereinafter referred to as an "Acquisition
                                                                 -----------
Proposal") or engage in any negotiations concerning or provide any confidential
--------
information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. The Company shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties (other than Jacobs) conducted heretofore with respect to any of the foregoing. The Company will take the necessary steps to inform promptly the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 5.5. The Company also agrees that it promptly shall request each other Person (other than Jacobs) that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company or any of the Company Subsidiaries to return all confidential information heretofore furnished to such Person by or on behalf of the Company or any of the Company Subsidiaries and enforce any such confidentiality agreements.

          (b) The Company shall notify Jacobs immediately of any communications received by, or any request for information from, the Company relating to a possible Acquisition Proposal, and the Company shall promptly (and in no event more than two days) thereafter provide to Jacobs in writing the details of, and copies of any written material reflecting, any such communication or request.
In the event that the Company receives a bona fide Acquisition Proposal that is, in the reasonable good faith judgment of the Board of Directors of the Company, after consultation with the Company's financial advisors, financially more favorable to the Company's shareholders than the terms of the Merger (a "Competing Proposal"), then, notwithstanding Section 5.5(a), the Company may
-------------------
provide information to and negotiate with the party making the Competing Proposal, communicate the Competing Proposal to the Company's shareholders and make a recommendation in favor of the Competing Proposal if the Board of Directors of the Company determines in good faith, after consultation with outside legal counsel, that such action or actions are required by reason of the fiduciary duties of the members of the Board of Directors of the Company to the Company's shareholders under applicable law; provided, however, that the Company shall not enter into any written agreement relating to a Competing Proposal without first terminating this Agreement pursuant to Section 9.1 and paying to Jacobs the amounts required under Section
9.3. Until such termination of this Agreement, the Company shall advise Jacobs on a daily basis of all discussions and negotiations relating to a Competing Proposal and, promptly upon the Company's (or its representative's) receipt or delivery of any draft or definitive agreement relating to a Competing Proposal, the Company shall deliver a copy thereof to Jacobs. Nothing in this Section 5.5(b) shall limit Jacobs' right or ability to seek equitable or injunctive relief in enforcing this Agreement.

          (c) Nothing contained in this Agreement shall prohibit the Company from making any disclosure to the Company's shareholders if, in the opinion of the Board of Directors of the Company, after consultation with outside legal counsel, failure so to disclose would be inconsistent with its fiduciary duties to the Company's shareholders.

     SECTION 5.6. Access to Information.  From the date hereof until the
                  ---------------------
Effective Time, the Company will provide Jacobs, its counsel, financial advisors, auditors and other authorized representatives reasonable supervised access during normal business hours to the offices, properties, books and records of the Company and each of the Company Subsidiaries and will furnish to Jacobs, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct the Company's and each of the Company Subsidiaries' employees, counsel and financial advisors to cooperate with Jacobs in its investigation of the business of the Company and each of the Company Subsidiaries. From the date hereof until the Effective Time, the Company will allow Jacobs, its counsel, financial advisors, auditors and other authorized representatives to make extracts and copies of the books and records of the Company and each of the Company Subsidiaries during normal business hours. The Company shall use its commercial best efforts to cause the Company's officers, employees, consultants, agents, accountants, attorneys and other representatives to cooperate in all reasonable respects with Jacobs' counsel, financial advisors, auditors and other authorized representatives in connection with such review and examination.

     SECTION 5.7. Notices of Certain Events.  The Company shall promptly notify
                  -------------------------
Jacobs of:

          (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

          (b) any notice or other communication from or to any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

          (c) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting the Company which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to
Section 3.12 or which relate to the consummation of the transactions contemplated by this Agreement;

          (d) any notice of, or other communication relating to, a default, received by it subsequent to the date of this Agreement and prior to the Closing Date, under any contract material to the financial condition, properties, businesses or results of operations of the Company to which it is a party or is subject; and

          (e) any material adverse change in the financial condition, properties, businesses, prospects or results of operations of the Company, other than changes resulting from general economic conditions.

     SECTION 5.8.  HSR Act Filing.  The Company has filed, or shall file
                   --------------
promptly after the execution and delivery of this Agreement, with the Federal Trade Commission ("FTC") and the Department of Justice ("DOJ") any applicable
                   ---                                   ---
notification and report or similar required form and shall file any supplemental information which may be requested in connection therewith pursuant to the HSR Act, which report and notification form and supplemental information has complied or will comply in all material respects with the requirements of the HSR Act.

     SECTION 5.9.  Return of Information.  In the event that this Agreement
                   ---------------------
is terminated for any reason, the Company and the Company Subsidiaries shall, and shall cause their respective officers, directors, employees, counsel, financial advisors, auditors and other representatives to, return all confidential information heretofore furnished to any such Persons by or on behalf of Jacobs and to otherwise enforce the terms of the Confidentiality Letter.

                                   ARTICLE 6


                              COVENANTS OF JACOBS

     SECTION 6.1.  Confidentiality.  Jacobs hereby acknowledges that all non-
                   ---------------
public documents and information concerning the Company and the Company Subsidiaries furnished to Jacobs or any of its advisors in connection with the transactions contemplated by this Agreement are subject to the terms and conditions of the Confidentiality Letter. Effective upon Closing, and only upon Closing, the Confidentiality Letter shall terminate.

     SECTION 6.2.  Conduct of Jacobs.  During the period from the date of this
                   -----------------
Agreement and continuing until the Effective Time, Jacobs agrees (except as expressly contemplated or permitted by this Agreement, or to the extent that Jacobs shall otherwise consent in writing) as follows:

          (a) Ordinary Course. Jacobs and the Jacobs Subsidiaries shall carry on
              ---------------
their respective businesses in the ordinary course and use all reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing business shall not be impaired in any material respect at the Effective Time.

          (b) Governing Documents.  Jacobs shall not amend or propose to amend
              -------------------
its Certificate of Incorporation or bylaws except as may be necessary to accomplish the Merger and other transactions contemplated by this Agreement on the terms and conditions hereof.

          (c) Filings.  Jacobs shall promptly provide the Company copies of all
              -------
filings made by such party with any Federal, state or foreign governmental entity in connection with this Agreement and the transactions contemplated hereby, other than the portions of such filings that include confidential information not directly related to the transactions contemplated by this Agreement.

     SECTION 6.3.  Access to Information.  From the date hereof until the
                   ---------------------
Effective Time, Jacobs will provide the Company, its counsel, financial advisors, auditors and other authorized representatives reasonable supervised access during normal business hours to the offices, properties, books and records of Jacobs and each of the Jacobs Subsidiaries and will furnish to the Company, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct Jacobs' and each of the Jacobs Subsidiaries employees, counsel and financial advisors to cooperate with the Company in its investigation of the business of Jacobs and each of the Jacobs Subsidiaries.

     SECTION 6.4.  Obligations of Merger Subsidiary.  Jacobs will take all
                   --------------------------------
action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

     SECTION 6.5.  Notices of Certain Events.  Jacobs shall promptly notify
                   -------------------------
the Company of:

          (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

          (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

          (c) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting Jacobs which relate to the consummation of the transaction contemplated by this Agreement.

     SECTION 6.6.  Employee Benefits.  Jacobs shall (or shall cause Surviving
                   -----------------
Corporation to) provide the eligible employees of Surviving Corporation and its subsidiaries with employment benefits, including but not limited to, health benefits, dental benefits, life insurance and disability benefits, medical reimbursement benefits, 401(k) plan benefits, pension, retirement, deferred compensation and similar benefits, vacation benefits, dependent care benefits, severance benefits and the like that are generally as favorable in the aggregate as the benefits provided to the eligible employees of Jacobs and the Jacobs Subsidiaries. Jacobs shall (or shall cause Surviving Corporation to) pay any severance, change of control or similar payments contemplated herein to employees and directors of the Company, if any, who are entitled thereto pursuant to agreements or plans of the Company existing as of the date hereof and disclosed to Jacobs in Section 3.22 of the Company Disclosure Schedule.

     SECTION 6.7.  Indemnification.  (a) The Surviving Corporation shall honor,
                   ---------------
and Jacobs shall cause and take such steps (including, but not limited to, the provision of funds) as are necessary to allow the Surviving Corporation and the Company Subsidiaries to honor, any obligation of the Company and the Company Subsidiaries prior to the Effective Time to indemnify and hold harmless the present and former officers and directors of the Company and of the Company Subsidiaries (the "Indemnitees") to the full extent required or allowed by the
                   -----------
Company's and the Company Subsidiaries' Articles of Incorporation and bylaws, or any indemnification agreement to which the Company and the Company Subsidiaries and any Indemnitee are parties and which are described on Section 3.22 of the Company Disclosure Schedule.

          (b) The Surviving Corporation shall, and Jacobs shall cause and take such steps (including, but not limited to, the provision of funds) as are necessary to allow the Surviving Corporation and the Company Subsidiaries to, indemnify and hold harmless any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, including without limitation derivative actions, against expenses (including reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement to the full extent allowed by law.

          (c) The Surviving Corporation shall, and Jacobs shall cause and take such steps (including, but not limited to, the provision of funds) as are necessary to allow the Surviving Corporation and the Company Subsidiaries to, pay expenses as incurred by an Indemnitee in defending a civil or criminal action, suit or proceeding in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the Indemnity to repay such amount if it shall finally be judicially determined that such Indemnitee was not entitled to indemnification as provided in this Section 6.7.

          (d) The Surviving Corporation shall, and Jacobs shall cause and take such steps (including, but not limited to, the provision of funds) as are necessary to allow the Surviving Corporation to, reimburse all expenses, including reasonable attorneys' fees, incurred by any person required to enforce the indemnity and other obligations of the Surviving Corporation and Jacobs under this Section 6.7.

          (e) For three years after the Effective Time, Jacobs will cause and will take such steps (including, but not limited to, the provision of funds) as are necessary to allow the Surviving Corporation to provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Indemnitee on terms with respect to coverage and amounts at least as favorable as the coverage and amounts currently provided by the Company's policy.

          (f) The rights under this Section 6.7 shall be in addition to any other rights under the GBCL or otherwise. This Section 6.7 shall survive the consummation of the Merger.

     SECTION 6.8.  HSR Act Filing.  Jacobs has filed, or shall file promptly
                   --------------
after the execution and delivery of this Agreement, with the FTC and DOJ any applicable notification and report or similar required form, has paid or shall pay any required filing fee in connection therewith (as its sole and separate expense) and shall file any supplemental information which may be requested in connection therewith pursuant to the HSR Act, which report and notification form and supplemental information has complied or will comply in all material respects with the requirements of the HSR Act.

     SECTION 6.9.  Return of Information.  In the event that this Agreement is
                   ---------------------
terminated for any reason, Jacobs shall, and shall cause its officers, directors, employees, counsel, financial advisors, auditors and other representatives to, return all confidential information heretofore furnished to any such Persons by or on behalf of the Company and any of the Company Subsidiaries and to otherwise enforce the terms of the Confidentiality Letter.

                                   ARTICLE 7


                      COVENANTS OF JACOBS AND THE COMPANY

     The parties hereto agree that:

     SECTION 7.1.  Reasonable Best Efforts.  Subject to the terms and conditions
                   -----------------------
of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

     SECTION 7.2.  Certain Filings.  The Company and Jacobs shall cooperate with
                   ---------------
each other (a) in connection with the preparation of the Proxy Statement, (b) in determining whether any action by or in respect of, or filing with, any, governmental body, agency or official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (c) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Proxy Statement and seeking timely to obtain any such actions, consents, approvals or waivers.

     SECTION 7.3.  Proxy Statement.    The Company shall provide Jacobs a copy
                   ---------------
of the Proxy Statement at least 2 days prior to the mailing of such Proxy Statement to the Company's shareholders. The Company agrees to consider in good faith incorporating Jacobs' comments to the Proxy Statement prior to the mailing of such Proxy Statement to the Company's shareholders. Each of Jacobs, Merger Subsidiary and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as may be reasonably required or appropriate for inclusion in the Proxy Statement or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the same. If, at any time prior to the Effective Time, any event with respect to the Company, its officers and directors or any of the Company Subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement, as applicable, the Company shall promptly so advise Jacobs and Merger Subsidiary and such event shall be so described, and such amendment or supplement (which Jacobs and Merger Subsidiary shall have a reasonable opportunity to review) shall, if required by law, be promptly disseminated to the shareholders of the Company.

     SECTION 7.4.  Publicity.  On or prior to the Closing Date, Jacobs, Merger
                   ---------
Subsidiary and the Company will consult with each other and will mutually agree upon any press release or public announcement pertaining to this Agreement and the transactions contemplated thereby and shall not issue any such press release or make any such public announcement prior to such consultation and agreement, except that either party and its affiliates may issue any such release or make any such public announcement as it determines, in its reasonable discretion, is required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange, in which case such party shall, and shall cause its affiliates to, use reasonable efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement.

     SECTION 7.5.  Further Assurances.  At and after the Effective Time, the
                   ------------------
officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                                   ARTICLE 8


                            CONDITIONS TO THE MERGER

     SECTION 8.1.  Conditions to the Obligations of Each Party.  The obligations
                   -------------------------------------------
of the Company, Jacobs and Merger Subsidiary to consummate the Merger are subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

          (a) The shareholders of the Company shall have duly approved and adopted this Agreement, the Merger, and the other transactions contemplated hereby to the extent required by applicable requirements of law and the Articles of Incorporation and bylaws of the Company.

          (b) any applicable waiting period under the HSR Act relating to the Merger shall have expired or terminated;

          (c) the transactions contemplated by this Agreement shall have been approved by any federal, state, foreign or local governmental or regulatory authority or self-regulatory body the approval of which is required to permit the consummation thereof;

          (d) no court, arbitrator or governmental body, agency or official shall have issued any order or injunction and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the Merger; provided that prior to invoking this condition, each party shall use all commercially reasonable efforts to have any such order, injunction, legal restraint or prohibition vacated;

          (e) all actions by or in respect of or filings with any governmental body, agency, official, or authority required to permit the consummation of the Merger, shall have been obtained.

     SECTION 8.2.  Conditions to Obligations of Jacobs.  The obligation of
                   -----------------------------------
Jacobs to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing of the following additional conditions; provided, however, that for purposes of this
Section 8.2, the term "Company Material Adverse Effect" shall be modified to mean only a $4,000,000 aggregate threshold:

          (a) The representations and warranties of the Company set forth in
Article 3 shall also be true and correct as of the Closing (except to the extent that any change therein is as a result of the transactions contemplated hereby) with the same effect as though made on the date of the Closing, except where any breach of the representations and warranties of the Company set forth in Article 3 would not have, or would not be reasonably be expected to have a Company Material Adverse Effect.

          (b) The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

          (c) The Company shall have given all notices to, and obtained all consents, approvals or authorizations of or from, any Person which may be necessary to permit the consummation of the transactions contemplated hereby (including, without limitation, any consents required under contracts and agreements to which the Company or any of the Company Subsidiaries is a party or by which the Company or any of the Company Subsidiaries or any of their assets may be bound, or which may be required to permit the change of ownership of the Company); provided, however, that the condition specified in this Section 8.2(c) shall not include any required novations under any Government Contract or any notice, consent, approval or authorization which if not obtained by the Company, would not have a Company Material Adverse Effect.

          (d) Employment agreements, substantially in the form of Exhibit
                                                                  -------
8.2(d)(1) hereto, or a non-competition agreement containing the same covenant
--------
not to compete as is contained in the employment agreement, in form reasonably acceptable to the Company and Jacobs, as the case may be, shall have been duly executed and delivered by each of the individuals listed on Exhibit 8.2(d)(2)
                                                            ----------------
hereto, and shall be in full force and effect.

          (e) Since the date of this Agreement, there shall have been no event, change, occurrence or circumstance having, or which would reasonably be expected to have a Company Material Adverse Effect.

          (f) Jacobs shall have received from Ernst & Young, a letter, dated the Closing Date and addressed to the Board of Directors of Jacobs, stating that on the basis of the results of certain agreed-upon procedures (not constituting an audit) performed on the latest available accounting records of the Company, which will include consultations with officers of the Company and the Company Subsidiaries responsible for financial and accounting matters and other pertinent inquiries that such accountants may deem necessary, such accountants have no reason to believe that during the period from the Company Balance Sheet Date to a specified date not more than five business days before the Closing Date there was any change in the financial condition or results of operations of the Company except for changes that have occurred in the ordinary and usual course of its business during that period.

          (g) Jacobs shall have received the opinions of the Company's counsel, dated the Effective Time, substantially in the form of Exhibit 8.2(g) hereto.
                                                       --------------

          (h) Jacobs shall have received a certificate dated as of the date of the Closing and signed on behalf of Company by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that the conditions to Jacobs' obligations set forth in Sections 8.2(a), (b), (c) and (e) have been satisfied. In addition, Jacobs shall have received a certificate dated as of the date of the Closing and signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company certifying (i) the number of shares underlying and the aggregate exercise price of the unexercised Company Options as of the Effective Time and (ii) the number of Redeemed Company Shares as of the Effective Time and the price paid by the Company therefor.

          (i) The Company shall have amended its Benefit Replacement Plan as set forth on Exhibit 8.2(i).

     SECTION 8.3.  Conditions to Obligations of the Company.  The obligation of
                   ----------------------------------------
the Company to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing of the following additional conditions:

          (a) The representations and warranties of Jacobs set forth in Article 4 shall also be true and correct in all material respects as of the Closing (except to the extent that any change therein is as a result of the transactions contemplated hereby) with the same effect as though made on the date of the Closing.

          (b) Jacobs and Merger Subsidiary shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time.

          (c) The Company shall have received the opinions of the Jacobs' counsel, dated the Effective Time, substantially in the form of Exhibit 8.3(c)
                                                                --------------
hereto.

          (d) The Company shall have received a certificate dated as of the date of the Closing and signed on behalf of Jacobs and Merger Subsidiary by the respective Chief Executive Officers and Chief Financial Officers of each such entity, to the effect that the conditions to the Company's obligations set forth in Sections 8.3(a), (b) and (e) have been satisfied.

          (e) Since the date of this Agreement, there shall have been no event, change, occurrence or circumstance having, or which would reasonably be expected to have, a Jacobs Material Adverse Effect.

                                   ARTICLE 9


                                  TERMINATION

     SECTION 9.1.  Termination.  This Agreement may be terminated and the Merger
                   -----------
may be abandoned at any time prior to the Effective Time (notwithstanding any Merger Approval by the shareholders of the Company):

          (a) by mutual written consent of the Company and Jacobs, on behalf of itself and Merger Subsidiary;

          (b) by either the Company or Jacobs, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Jacobs or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable;

          (c) by either Jacobs or the Company, if the Effective Time shall not have occurred on or before February 26, 1999, or as otherwise extended by the parties; provided that no party may terminate this Agreement pursuant to this clause (c) if such party's failure to fulfill any of its obligations under this Agreement shall have directly or indirectly resulted in the failure of the Effective Time to occur on or before said date;

          (d) by either Jacobs or the Company, if the shareholders of the Company fail to make the Merger Approval by requisite vote at a meeting duly convened therefor;

          (e) by the Company, if the Company's Board of Directors shall have approved a Competing Proposal in a manner permitted by Section 5.5(b);

          (f) by the Company if (i) there shall have been a breach of any representation or warranty on the part of Jacobs or Merger Subsidiary set forth in this Agreement, or (ii) there shall have been a breach by Jacobs and Merger Subsidiary of any of their respective covenants or agreements hereunder materially adversely affecting (or materially delaying) the consummation of the Merger, and Jacobs or Merger Subsidiary, as the case may be, has not cured such breach within twenty (20) business days after notice by the Company thereof, provided that, with respect to clauses (i) and (ii) above, the Company has not materially breached any of its obligations hereunder and has not failed to timely cure such breach; or

          (g) by Jacobs and Merger Subsidiary if (i) there shall have been a breach of any representation or warranty on the part of the Company set forth in this Agreement which would reasonably be expected to have a Company Material Adverse Effect, or (ii) there shall have been a breach by the Company of its covenants or agreements hereunder having a Company Material Adverse Effect or materially adversely affecting the consummation of the Merger, and the Company has not cured such breach within twenty (20) business days after notice by Jacobs or Merger Subsidiary thereof, provided that, with respect to clauses (i) or (ii) above, neither Jacobs nor Merger Subsidiary has materially breached any of their respective obligations hereunder and has not failed to timely cure such breach; provided, further, that with respect to this Section 9.1(g), the term "Company Material Adverse Effect" shall be modified to include a $4,000,000 rather than a $500,000 threshold.

     The party desiring to terminate this Agreement pursuant to this Section 9.1 shall give written notice of such termination to the other party in accordance with Section 10.1.

     SECTION 9.2.  Procedure Upon Termination.  In the event of termination and
                   --------------------------
abandonment pursuant to this Article 9, this Agreement shall terminate and the Merger shall be abandoned without further action by the Company or Jacobs, provided that the agreements contained in Sections 5.1 [Confidentiality (by Company)], 6.1 [Confidentiality (by Jacobs)], 7.3 [Public Announcements], 9.3 [Termination Fee Payable by the Company] and 9.4 [Termination Fee Payable by Jacobs] hereof shall remain in full force and effect. If this Agreement is terminated as provided herein, each party shall use its reasonable best efforts to redeliver all documents, work papers and other material (including any copies thereof) of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same. Nothing contained in this Agreement shall relieve any party from any liability for any willful breach of this Agreement prior to termination.

     SECTION 9.3.  Termination Fee Payable by the Company.  Concurrently with
                   --------------------------------------
a termination of this Agreement pursuant to Section 9.1(e), the Company will pay to Jacobs as liquidated damages an amount equal to the sum of $6.0 million (the "Termination Fee") plus an additional $850,000 to cover all out-of-pocket
 ---------------
expenses, including, without limitation, attorneys' and accountants' fees whether or not actually incurred by Jacobs in connection with the transaction contemplated by this Agreement (the "Fixed Expense Fee"). If Jacobs terminates
                                     -----------------
this Agreement pursuant to Section 9.1(d) or (g), the Company shall, within two business days of such termination, pay Jacobs the Fixed Expense Fee as liquidated damages.

     SECTION 9.4.  Termination Fee Payable by Jacobs.  If the Company terminates
                   ---------------------------------
this Agreement pursuant to Section 9.1(f), Jacobs will pay to the Company as liquidated damages $850,000 to cover all out-of-pocket expenses, including, without limitation, attorneys' fees and accountants' fees whether or not actually incurred by the Company in connection with the transaction contemplated by this Agreement.

                                   ARTICLE 10


                                 MISCELLANEOUS

     SECTION 10.1.  Notices.  All notices, requests and other communications
                    -------
to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

     if to Jacobs or Merger Subsidiary, to:
                                            Jacobs Engineering Group Inc.
                                            1111 S. Arroyo Parkway 91105
                                            P.O. Box 7084
                                            Pasadena, California 91109-7084
                                            Attention: Mr. John W. Prosser, Jr.
                                            Facsimile: (626) 578-6837

     with a copy to:                        Gibson, Dunn & Crutcher LLP
                                            333 South Grand Avenue
                                            Los Angeles, California 90071-3197
                                            Attention:  Peter F. Ziegler, Esq.
                                            Facsimile: (213) 229-6595

     if to the Company, to:
                                            Sverdrup Corporation
                                            13723 Riverport Drive
                                            Maryland Heights, Missouri 63043
                                            Attention:  Richard E. Beumer
                                            Facsimile:  (314) 770-5105
     with a copy to:                        Bryan Cave LLP
                                            211 North Broadway, Suite 3600
                                            St. Louis, Missouri 63102
                                            Attention:  Don G. Lents, Esq.
                                            Facsimile:  (314) 259-2020

     if to the Securityholder Committee, to:

                                            Sverdrup Corporation
                                            13723 Riverport Drive
                                            Maryland Heights, Missouri 63043
                                            Attention:  Richard E. Beumer,
                                             Chairman
                                            Facsimile:  (314) 770-5105

or such other address or facsimile number as such party may hereafter specify by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate facsimile confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section.

     SECTION 10.2.  Survival of Representations and Warranties and Covenants.
                    --------------------------------------------------------
If this Agreement is not terminated pursuant to Section 9.1, the representations and warranties and agreements of the Company and Jacobs contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time, provided that each covenant and agreement set forth in this Agreement which, by its terms, is to be performed after the Effective Time shall survive the execution and delivery of this Agreement and shall continue until the expiration of the applicable statute of limitations period, unless otherwise expressly provided for herein. Following the Effective Time, none of Jacobs, the Company, their respective subsidiaries and affiliates, and any party claiming through or under any of them (including, without limitation, through any claim or right of subrogation) shall have any claim against any of the shareholders of the Company or the directors or officers of the Company or any of the Company Subsidiaries or their respective affiliates for any breach of any representation, warranty or covenant contained herein or any act or omission occurring prior to the Effective Time, whether based on contract, tort, contribution, negligence or breach of duty; provided, however, that this sentence shall not preclude any claim against any of the shareholders of the Company or the directors or officers of the Company or any of the Company Subsidiaries or their respective affiliates based on fraud.

     SECTION 10.3.  Appointment of Securityholder Committee.
                    ---------------------------------------
          (a) By voting to approve the Merger or accepting the Initial Aggregate Merger Consideration, the Initial Company Option Consideration or the Initial Redeemed Company Shares Consideration, the holders of the Company Common Stock, the Company Options and the Redeemed Company Shares (collectively, the "Securityholders") shall AUTOMATICALLY BE DEEMED TO HAVE APPOINTED RICHARD E.
-----------------
BEUMER, JAMES C. USELTON AND ROBERT J. MESSEY, AND EACH OF THEIR SUCCESSORS, AS THE ATTORNEYS-IN-

FACT AND REPRESENTATIVES OF THE SECURITYHOLDERS (collectively, the "Securityholder Committee"). The Securityholder Committee shall have full power
 ------------------------
to act on behalf of the Securityholders in connection with all matters with respect to which action by the Securityholder Committee is contemplated by this Agreement including, but not limited to the right to (x) authorize any payment to Jacobs from the Escrow, (y) elect to accelerate the payment of any Deferred Consideration pursuant to Section 1.5 and (z) agree on behalf of the Securityholders as to the amount of payments to the Eligible Holders with respect to any Earnout Payment, any remaining Escrow Amount or the Opportunity Premium Payment. No further documentation shall be required to evidence such appointment and such power of attorney shall be coupled with an interest and shall be irrevocable. The Securityholder Committee shall be entitled to reasonable administrative support and reimbursement from Jacobs of all documented reasonable expenses incurred in the performance of its duties under this Agreement including, but not limited to the right to employ financial advisors, attorneys and other advisors and agents to undertake or assist in the assessment of arbitration, litigation, and/or settlement of any such disputes. The Securityholder Committee is expressly authorized to rely upon the advice of any advisors, consultants and agents. THE SECURITYHOLDERS SHALL AUTOMATICALLY BE DEEMED TO HAVE WAIVED ANY RIGHT OR CAUSE OF ACTION FOR ANY ACTION, OF ANY NATURE WHATSOEVER, TAKEN OR OMITTED FROM BEING TAKEN BY THE SECURITYHOLDER COMMITTEE OR ANY SUCCESSOR ABSENT A CLEAR SHOWING OF GROSS ERROR OR FRAUD.

          (b) The Securityholder Committee shall take all actions required to be taken by the Securityholder Committee under this Agreement and may take any action contemplated by this Agreement on behalf of the Securityholders. Immediately prior to the Closing, the Securityholder Committee shall elect a Chairman (the "Committee Chairman") of such Securityholder Committee and inform
               ------------------
Jacobs of his or her identity, address and phone and fax numbers. By giving notice to the Committee Chairman in the manner provided by Section 10.1, Jacobs shall be deemed to have given notice to the Securityholder Committee and all of the Securityholders and any action taken by the Committee Chairman may be considered by Jacobs to be, and relied upon by Jacobs as, the action of the Securityholder Committee and each Securityholder for whom such action was taken for all purposes of this Agreement. The actions of the Securityholder Committee shall be final and binding on the Securityholders. The Securityholder Committee's duties shall terminate upon the final distribution of any Earnout Payment and the Escrow.

          (c) Notwithstanding anything contained herein or elsewhere to the contrary, any member of the Securityholder Committee may resign his position as a member of the Securityholder Committee at any time for any reason whatsoever. Upon the resignation of one or more members of the Securityholder Committee, the remaining member or members of the Securityholder Committee shall promptly appoint by unanimous consent a substitute member or members to the Securityholder Committee to fill any such vacancy or vacancies.

     SECTION 10.4.  Amendments; No Waivers. (a) Any provision of this Agreement
                    ----------------------
may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Jacobs and Merger Subsidiary or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the shareholders of the Company, no such amendment or waiver shall, without the further approval of such shareholders, alter or change (i) the amount or kind of consideration to be received in exchange for any Shares of capital stock of the Company; (ii) any term of the Articles of Incorporation of the Surviving Corporation or (iii) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any Shares of capital stock of the Company.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 10.5.  Expenses.  Except as otherwise provided in this Agreement,
                    --------
each party hereto shall pay its own legal and accounting fees, costs and expenses in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby.

     SECTION 10.6. Entire Agreement/No Third Party Beneficiaries. Except for the
                   ---------------------------------------------
Confidentiality Letter, all prior negotiations and agreements between the parties hereto relating to the subject matter hereof are superseded by this Agreement and as of the date hereof there are no representations, warranties, understandings or agreements, whether written or oral, expressed or implied, other than those specifically set forth herein. Except for the shareholders, directors, officers, employees and agents of the Company to the extent such persons benefit from the provisions set forth herein, there are no third party beneficiaries to this Agreement.

     SECTION 10.7.  Waivers.  Any failure by any of the parties hereto to comply
                    -------
with any of the obligations, agreements or conditions set forth herein may be waived by the other party or parties provided, however, that any such waiver shall not be deemed a waiver of any other obligation, agreement or condition.

     SECTION 10.8.  Amendments, Supplements or Modifications.  Each of the
                    ----------------------------------------
parties agrees to cooperate fully in the effectuation of the transactions contemplated hereby and to execute any and all additional documents or take such additional actions as shall be reasonably necessary or appropriate for such purpose.

     SECTION 10.9.  Successors and Assigns.  The provisions of this Agreement
                    ----------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

     SECTION 10.10.  Governing Law.  This Agreement shall be governed by and
                     -------------
construed in accordance with the internal laws and not the conflicts of laws provisions of the State of Missouri.

     SECTION 10.11.  Exclusive Jurisdiction.  The parties agree that any legal
                     ----------------------
action, suit or proceeding arising out of or relating to this Agreement or the agreements and transactions contemplated hereby shall be instituted in a Federal district court located in the city or county of St. Louis, Missouri or a Missouri state court located in the city or county of St. Louis, Missouri, which shall be the exclusive jurisdiction and venue of said legal proceedings, and each party hereto waives any objection which such party may now or hereafter have to the laying of venue of any such action, suit or proceeding.

     SECTION 10.12.  Disclosure Schedules.  Notwithstanding anything herein to
                     --------------------
the contrary, any matter disclosed in any Section of either the Company Disclosure Schedule or the Jacobs Disclosure Schedule shall be deemed to be disclosed in all parts of such Schedules regardless of whether such matter is specifically cross-referenced. The disclosure of any matter in a Schedule is not to be deemed determinative of or an indication that such matter is material to the operations of the Company or Jacobs, as the case may be.

     SECTION 10.13.  Counterparts; Effectiveness.  This Agreement may be signed
                     ---------------------------
in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

     SECTION 10.14.  Severability.     If any term or other provision of this
                     ------------
Agreement is invalid, illegal, or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

     SECTION 10.15.  Incorporation of Exhibits and Schedules.  The Company
                     ---------------------------------------
Disclosure Schedule, the Jacobs Disclosure Schedule and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     SECTION 10.16.  Headings.     The descriptive headings contained in this
                     --------
Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 10.17.  Knowledge.    Whenever used in this Agreement, the terms
                     ---------
"knowledge," "to the knowledge of" "has received no notice" or "is not aware" (and all variants and derivatives thereof) with respect to any Person, means the current actual knowledge of such Person. Notwithstanding the foregoing, the foregoing terms, when applied to the Company, shall mean the actual knowledge of any and all Persons listed on
Section 10.17 of the Company Disclosure Schedule.

     SECTION 10.18.  Construction.    The language used in this Agreement will
                     ------------
be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against either party. Whenever required by the context, any gender shall include any other gender, the singular shall include the plural and the plural shall include the singular. Whenever the word "including" is used in this Agreement, it shall be deemed to mean "including, without limitation," "including, but not limited to" or other words of similar import such that the items following the word "including" shall be deemed to be a list by way of illustration only and shall not be deemed to be an exhaustive list of applicable items in the context thereof.


                           [signature page(s) follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                         SVERDRUP CORPORATION


                         By:   /s/ Richard E. Beumer
                               ----------------------------------------
                               Richard E. Beumer
                               Chief Executive Officer



                         JACOBS ENGINEERING GROUP INC.


                         By:   /s/ Noel G. Watson
                               ----------------------------------------
                               Noel G. Watson
                               Chief Executive Officer



                         JACOBS ACQUISITION CORP.


                         By:   /s/ Noel G. Watson
                               ----------------------------------------
                               Noel G. Watson
                               President

                                    EXHIBITS


EXHIBIT 1.1(b)   FORM OF CERTIFICATE OF MERGER
EXHIBIT 1.3      FORM OF LETTER OF TRANSMITTAL FOR SHARES, COMPANY OPTIONS AND
                  REDEEMED COMPANY SHARES
EXHIBIT 1.4(a)   FORM OF ESCROW AGREEMENT
EXHIBIT 1.4(b)   RISK SCHEDULE
EXHIBIT 1.5(b)   FORM OF LETTER OF TRANSMITTAL FOR DEFERRED MERGER CONSIDERATION
EXHIBIT 1.5(f)   ILLUSTRATIONS OF CALCULATIONS OF DEFERRED CONSIDERATION
EXHIBIT 8.2(d)(1)FORM OF EMPLOYMENT AGREEMENT
EXHIBIT 8.2(d)(2)NAMES OF PERSONS TO HAVE EMPLOYMENT AGREEMENTS
EXHIBIT 8.2(g)   FORM OF COMPANY COUNSEL'S OPINION
EXHIBIT 8.2(i)   AMENDMENT TO BENEFIT REPLACEMENT PLAN
EXHIBIT 8.3(c)   FORM OF JACOBS COUNSEL'S OPINION

               TABLE OF CONTENTS OF COMPANY DISCLOSURE SCHEDULES
               -------------------------------------------------

Section 1.3(a)..................................................Payment Schedule
Section 1.5(a)(xii)..........................................Percentage Interest
Section 1.9..........................................................Flexi-Trust
Section 3.2.................................................Company Subsidiaries
Section 3.6....................................................Non-Contravention
Section 3.7.......................................................Capitalization
Section 3.7(c)...........................................Redeemed Company Shares
Section 3.7(d)...................................................Company Options
Section 3.7(e)...........................................Shareholders Agreements
Section 3.7(g)...................................................Redeemed Shares
Section 3.8.............................Company Reports and Financial Statements
Section 3.9..........................................................Receivables
Section 3.12..........................................Absence of Certain Changes
Section 3.13..........................................................Litigation
Section 3.14..............................................Employee Benefit Plans
Section 3.14(d).............................................Employment Contracts
Section 3.14(e)..............................................Additional Benefits
Section 3.14(f)........Collective Bargaining Agreements and Employment Contracts
Section 3.15...............................................................Taxes
Section 3.16................................................Compliance with Laws
Section 3.19...............................................Environmental Matters
Section 3.21........................................Labor and Employment Matters
Section 3.22(a)...............................................Material Contracts
Section 3.22(c)...........................Exceptions to Contract Representations
Section 3.23..........................................Related Party Transactions
Section 3.24.........................................................Real Estate
Section 3.25..............................................Government Contracting
Section 3.27...........................................................Year 2000
Section 3.29.....................................................Title to Assets
Section 10.17..................................................Knowledge Persons

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